As filed with the Securities and Exchange Commission on April 28, 2021.

Registration Statement No. 333-255391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

Form F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blue Hat Interactive Entertainment Technology
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	3942	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7th Floor, Building C, No. 1010 Anling Road
Huli District, Xiamen, China 361009
86-592-228-0081
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Elizabeth F. Chen, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York 10036
(212) 326-0199
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2) (4)
Ordinary Shares (3)	$4,174,280	$455.41
Total	$4,174,280	$455.41

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act. 3,938,000 ordinary shares are being registered at the $1.04 closing sale price on April 20, 2021, for the selling shareholders, consisting of (i) 3,580,000 ordinary shares underlying 3,580,000 warrants issued to the selling shareholders and (ii) 358,000 ordinary shares underlying the placement agent warrants issued in connection with the private placement of ordinary shares.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the registrant’s ordinary shares on the Nasdaq Capital Market on April 20, 2021.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	$455.41 was previously paid in the initial filing of the registration statement on Form F-1, filed on April 21, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 28, 2021

PRELIMINARY PROSPECTUS

3,938,000 Ordinary Shares underlying Warrants

This prospectus relates to the offer and sale of up to 3,938,000 ordinary shares, par value $0.001 per share, of Blue Hat Interactive Entertainment Technology, a Cayman Islands corporation, issuable upon exercise of certain warrants currently held by such selling shareholders as follows: (i) 3,580,000 ordinary shares underlying 3,580,000 warrants issued to the selling shareholders on February 3, 2021 and (ii) 358,000 ordinary shares underlying the placement agent warrants issued in connection with the private placement of the ordinary shares on February 3, 2021. The warrants are exercisable for one ordinary share at an initial exercise price of $1.33 per share.

This prospectus covers any additional ordinary share that may become issuable by reason of stock splits, stock dividends, and other events described therein.

The selling shareholders may offer their shares from time to time directly or through one or more underwriters, broker-dealers or agents, in the over-the-counter market at market prices prevailing at the time of sale, in one or more privately negotiated transactions at prices acceptable to the selling shareholder, or otherwise, so long as our ordinary shares are trading on the Nasdaq Capital Market or the OTCQB, and if they are not trading on the OTCQB, OTCQX or a listed exchange, sales may only take place at fixed prices.

We are registering these ordinary shares for resale by the selling shareholders named in this prospectus, or their transferees, pledgees, donees or assigns or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer. We will not receive any proceeds from the sale of shares by the selling shareholders. These shares are being registered to permit the selling shareholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell these ordinary shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution.” In connection with any sales of the ordinary shares offered hereunder, the selling shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses related to the registration of the shares covered by this prospectus. The selling shareholders will pay any commissions and selling expenses they may incur.

Our ordinary shares trade on the Nasdaq Capital Market under the symbol “BHAT”. The closing sale price on the Nasdaq Capital Market on April 27, 2021, was $1.18 per share.

Our principal executive offices are located at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors” beginning on page 13 of this prospectus and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2021.

i

We are responsible for the information contained in this prospectus, in the documents incorporated herein by reference and any free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer to sell our ordinary shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or in any document incorporated herein by reference is accurate as of any date other than the date on the front cover of this prospectus or such document, as applicable, regardless of the time of delivery of this prospectus, the sale of any ordinary shares or the date of any document incorporated herein by reference.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Blue Hat,” the “Company,” “we,” “us” and “our” refer to Blue Hat Interactive Entertainment Technology and its subsidiaries, its variable interest entity and the subsidiaries of its variable interest entity.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau. “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our functional currency is Renminbi, or RMB. Our consolidated financial statements are presented in U.S. dollars. We use U.S. dollars as the reporting currency in our consolidated financial statements and in this prospectus. Assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the balance sheet date, equity accounts are translated at historical exchange rates, and revenues and expenses are translated using the average rate of exchange in effect during the reporting period, as set forth in Note 2 of the notes to the consolidated financial statements included elsewhere in this prospectus. With respect to amounts not recorded in our consolidated financial statements included elsewhere in this prospectus, unless otherwise stated, all translations from Renminbi to U.S. dollars were made at RMB 6.8755 to $1.00, the noon buying rate on December 31, 2018, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. On April 26, 2019, the noon buying rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System was RMB 6.7282 to $1.00.

ii

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus, including our risk factors (as provided for herein and incorporated by reference), Operating and Financial Review and Prospects (as provided for herein and incorporated by reference) financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Unless the context otherwise requires, the terms “BHAT,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Blue Hat Interactive Entertainment Technology, our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

Overview

We are a producer, developer and operator of augmented reality, or AR, interactive entertainment games and toys in China, including interactive educational materials, mobile games, toys with mobile game features, and Immersive Education Classes and recently we expanded into the Internet Data Center (IDC) business. Our mobile-connected entertainment platform enables us to connect physical items to mobile devices through wireless technologies, creating a unique interactive user experience. Our goal is to create a rich visual and interactive environment for users through the integration of real objects and virtual scenery. We believe this combination provides users with a more natural form of human-computer interaction and enhances users’ perception of reality, thus providing a more diversified entertainment experience. By leveraging our strong technological capabilities and infrastructure, we believe we are able to deliver a superior user experience and conduct our operations in a highly efficient manner.

The core of our business is our proprietary technology. Our patents, trademarks, copyrights, and other intellectual property rights serve to distinguish our products, protect our products from infringement, and contribute to our competitive advantages. To secure the value of our technology and developments, we are aggressive in pursuing a combination of patent, trademark and copyright protection for our proprietary technologies. As of January 27, 2021, our intellectual property portfolio included 207 authorized patents, 14 applications for PCT international patents, 738 artistic copyrights, 62 patents pending in various stages of the application process, 13 applications for PCT international patents, 90 registered trademarks and 28 software copyrights.

We strive to create an engaging, interactive and immersive community for users of our products. The majority of our users are among the young Chinese generation between the ages of 3 and 23, although many of our products appeal to users outside of this demographic. We intend to further penetrate the Chinese market with new products that will target users ages 14 and above. Specifically, our strategies include marketing Fidolle, a ball-jointed “smart doll”, and QI, a gaming and entertainment platform designed for both family home use and amusement arcades. We believe our high-quality content is a magnet for users with common interests to connect, interact and share their passions on our platform, which helps to cultivate a strong sense of belonging, effectively strengthening our user retention. In the meantime, we are licensed to sell products with “WUHUANGWANSHUI” brand images. We are also developing our IDC business. As for educational products, we provide our Augmented Reality Immersive Classes (“ARIC”) to pre-schools and plan to work closely with these schools to integrate our digital solutions with a new STEAM-focused curriculum for young students. We believe our high-quality content attracts users with common interests to connect and share their passion on our platform, which cultivates a strong sense of belonging and effectively strengthens our user retention.

Our products resemble traditional children’s toys - including cars, ladybugs, picture books, and dolls - which are enabled with wireless technology to facilitate a broad variety of interactive functions. The interactive functionality of our products broadens the user experience, creates a communicative environment, and facilitates an ongoing relationship between us and our end users and between our end users and our products. We believe such an immersive entertainment experience allows our users to build strong emotional connections to our products, resulting in our products typically having longer life cycles than traditional toys.

Our proprietary technology, product research and development, marketing channels and brand operation are the cornerstones of our business. We focus on the combination of “online” and “offline” activity and the interaction between “entertainment” and “product” to create a high-tech entertainment platform combining mobile games and AR. With the help of computer graphics and visualization technologies, we are able to accurately “place” virtual objects into the physical world, thus creating a new and stimulating visual environment for our users.

For information on our financial performance, see “Operating and Financial Review and Prospects.”

Our Products

We currently offer the following primary AR interactive product lines: AR Racer, AR Crazy Bug, AR 3D Magic Box, AR Dinosaur, “Talking Tom and Friends” Bouncing Bubble, AR Shake Bouncing Bubble, “WUHUANGWANSHUI” authorized products, Immersive Education Classes and IDC business.

AR Racer

AR Racer is a car-racing mobile game played using a physical toy car stuck onto the user’s mobile device screen using non-adhesive materials. Blue Hat’s photosensitive recognition technology allows the toy car to be used as a controller, so that users can virtually race one another via the simulated racing track, as well as engage in individual races. In addition, we developed a new generation product, the “Mini Car” series, that retains the car model attributes and the original AR interactive function, while upgrading the gameplay, structure and aesthetics of the game.

AR Crazy Bug

AR Crazy Bug is an exciting combat game played using a ladybug-shaped electronic toy. Blue Hat’s infrared induction technology allows the user to control the toy’s movement via their mobile device for game play in battle dynamics, while simultaneously moving the toy in reality. The mobile device shows virtual enemies while also capturing the position of the toy in the real world, allowing the user to approach or escape its combatants.

AR 3D Magic Box

AR 3D Magic Box has the unique ability to transport children’s drawings into diverse backgrounds, giving the user a discovery-based experience. AR 3D Magic Box uses AR recognition technology to allow children to draw shapes or objects onto a physical card while the mobile game captures the drawings and animates them onto a set background, for example, under the sea.

AR Dinosaur

AR Dinosaur is an educational toy that comes in a variety of five different types of dinosaur, each of which has their own personality and emotions. Through interacting with the toy and its accompanying mobile app, children can learn a wealth of information about dinosaurs. The product comes with five physical “AR cards”, which when placed under the toy will activate its AR features.

“Talking Tom and Friends” Bouncing Bubble

Bouncing Bubble is a product designed using environmentally-friendly and toxic-free liquid, allowing for larger, stronger bubbles that won’t easily pop. Children can bounce these bubbles using a paddle or gloves as if they were ping pong balls. The new “Talking Tom and Friends” Bouncing Bubble product range features images of characters from the universe of the globally renowned “Talking Tom and Friends” media franchise.

AR Shake Bouncing Bubble

AR Shake Bouncing Bubble is a product developed in 2020. The product is known for its soothing interface and magical background music. It contains an exclusive structural design of Blue Hat. The AR interactive software has been shown to help to improve children’s concentration and reaction. Children can also use regular bubble liquid to blow bubbles.

WUHUANGWANSHUI Authorized Products

“WUHUANGWANSHUI” is a famous brand for Chinese cartoon images that consist of a cat (Wu Huang) and a dog (Ba Zahey). The brand is owned by Cup of Cosmo Studio (Beijing) Culture Co., Ltd., and is easily recognizable in Chinese popular culture. Primarily seen in cartoon images, comics, animations and emoticon packages, “WUHUANGWANSHUI” has over 30 million followers online, which brings over RMB2 billion in licensed product sales. We are licensed to use “WUHUANGWANSHUI” images on our products and our e-commerce website. We expect to launch approximately 20 interactive toys with the licensed images in the near future.

Immersive Education Classes

Immersive Education Classes is Blue Hat’s range of immersive educational products that utilize AR technology to create a dynamic and engaging model for teaching in China’s preschools, including “Smart Screen Immersive Education Classes”, “Smart Immersive Physical Education Classes” and “Smart Immersive Cognitive Education Classes.” The three products are suitable for different teaching scenarios and can be used independently or together with one another to promote children’s overall development.

“Smart Screen Immersive Education Classes” use a projector to cast education-related content and games onto the classroom wall. Activities featured within the product aim to improve students’ hand-eye coordination and analytical abilities, and students are guided by teachers trained in the product’s use. After students have completed a task, their results are shown on the screen and specific feedback for improvement is provided.

“Smart Immersive Physical Education Classes” integrate a projector and motion-capture system to project activities and games onto the floor of the teaching area. Students who participate in activities are required to imitate movements and react in time, while competing or coordinating with others for the best score. Data is analyzed simultaneously for each student, with feedback, including scores and suggestions for improvement, that can be reviewed by teachers and parents. All activities are carefully guided by teachers trained in the product’s use.

“Smart Immersive Cognitive Education Classes” offer a wide variety of AR-enabled tasks designed to exercise the cognitive abilities of children between the ages of three and six years old by projecting images and activities onto a classroom tabletop. As the images projected on the tabletop react to children’s movements, they can learn for themselves, with feedback, including scores and suggestions for improvement, projected onto the table after completion. A tabletop can be used by up to six children at one time, supporting both independent learning and group activities or competitions. The product’s content has been designed by our in-house team of educational experts and all activities are carefully guided by teachers trained in the product’s use.

“AR Immersive Class” (“ARIC”) offers full collection of our immersive educational products that utilize AR technology to create a dynamic and engaging model to teach preschoolers in China. With our proprietary AR technology, the ARIC greatly enriches children’s learning experience and enables educators to track and analyze students’ progress.

IDC Business

Xunpusen, a subsidiary of our company, recently signed a cooperation agreement with China Mobile Communications Group Guangdong Co., Ltd. (“China Mobile”) for a series of telecom value-added services relating to Internet Data Center (“IDC”). IDC hosts a group of hosting providers, merchants, or web servers. It is an infrastructure that ensures e-commerce websites operate securely. It also helps businesses and their alliances to implement value chain management for their distributors, suppliers and customers. Namely, IDC related services enable big companies to promote and sell products with Xunpusen’s message marketing services and integrated solutions.

Corporate History and Structure

Our company, Blue Hat Interactive Entertainment Technology, or Blue Hat, is a holding company incorporated on June 13, 2018 under the laws of the Cayman Islands.

We have no substantive operations other than holding all of the issued and outstanding shares of Brilliant Hat Limited, or Blue Hat BVI, established under the laws of the British Virgin Islands on June 26, 2018.

Blue Hat BVI is also a holding company holding all of the outstanding equity of Blue Hat Interactive Entertainment Technology Limited, or Blue Hat HK, which was established in Hong Kong on June 26, 2018. Blue Hat HK is also a holding company holding all of the outstanding equity of Xiamen Duwei Consulting Management Co., Ltd., or Blue Hat WFOE, which was established on July 26, 2018 under the laws of the PRC.

We, through our variable interest entity, or VIE, Fujian Blue Hat Interactive Entertainment Technology Ltd., or Blue Hat Fujian, a PRC company, and through its wholly owned subsidiaries, including Hunan Engaomei Animation Culture Development Co., Ltd., or Blue Hat Hunan, and Shenyang Qimengxing Trading Co., Ltd., or Blue Hat Shenyang, each a PRC company, engage in designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features worldwide.

On September 18, 2017, Blue Hat Fujian formed a joint venture with Xiamen Youth Education Development Co., Ltd. and Youying Wang, contributing a 48.5% equity interest in Fujian Youth Hand in Hand Educational Technology Co., Ltd., or Fujian Youth, a PRC company. As of December 31, 2020, Fujian Youth had normal operations.

On January 25, 2018, Blue Hat Fujian established its wholly owned subsidiary, Chongqing Lanhui Technology Co. Ltd., or Blue Hat Chongqing, a PRC company. As of December 31, 2019, Blue Hat Chongqing had no operations. On December 14, 2020, it deregistered Chongqing Lanhui Technology Co. Ltd.

On September 10, 2018, Blue Hat Fujian established its wholly owned subsidiary, Pingxiang Blue Hat Technology Co. Ltd., or Blue Hat Pingxiang, a PRC company. Blue Hat Pingxiang also engages in designing, producing, promoting and selling interactive toys with mobile games features, original intellectual property and peripheral derivatives features worldwide.

On September 20, 2018, Blue Hat Fujian formed a joint venture with Fujian Jin Ge Tie Ma Information Technology Co., contributing a 15.0% equity interest in Xiamen Blue Wave Technology Co. Ltd., or Xiamen Blue Wave, a PRC company.

On October 16, 2018, Blue Hat Fujian formed a joint venture with Renchao Huyu (Shanghai) Culture Development Co. Ltd., contributing a 49% ownership interest in Renchao Huyu (Shanghai) Culture Propagation Co. Ltd., or Renchao Huyu, with the remaining 51% ownership owned by Renchao Huyu (Shanghai) Culture Development Co. Ltd.

On November 13, 2018, Blue Hat completed a reorganization of entities under common control of its then existing shareholders, who collectively owned a majority of the equity interests of Blue Hat prior to the reorganization. Blue Hat, Blue Hat BVI, and Blue Hat HK were established as the holding companies of Blue Hat WFOE. Blue Hat WFOE is the primary beneficiary of Blue Hat Fujian and its subsidiaries, and all of these entities included in Blue Hat are under common control which results in the consolidation of Blue Hat Fujian and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the consolidated financial statements.

On March 31, 2020, the Company established its wholly owned subsidiary, Xiamen Jiuqiao Technology Co.,Ltd. (“Jiuqiao”), a PRC company. Jiuqiao engages in designing, producing, producing, promoting and selling interactive toys with mobile games features, original intellectual property, peripheral derivatives features worldwide and also providing consultation service.

On August 3, 2020, the Company acquired 60% of Xunpusen (Xiamen) Technology Co.,Ltd. which provides telecommunication service and internet access.

On January 25, 2021, Blue Hat Cayman closed an acquisition pursuant to which it acquired 100% equity interests of Fresh Joy. Fresh joy, through its affiliated Hong Kong Xinyou Entertainment Company and Fujian Xinyou Technology Co., Ltd., signed a series of VIE agreements with Fujian Roar Game Technology Co., Ltd. (“Fujian Roar Game”). Fujian Roar Game holds 51% equity of Fuzhou CSFCTECH Co., Ltd and 100% equity of Fuzhou UC71 Co., Ltd.

Blue Hat Interactive Entertainment Technology
VIE Structure

The charts below summarize our corporate legal structure and identify our subsidiaries, our VIE and its subsidiaries:

Name	Background	Ownership
Brilliant Hat Limited	● A British Virgin Islands company ● Incorporated on June 26, 2018 ● A holding company	100% owned by Blue Hat Interactive Entertainment Technology

Blue Hat Interactive Entertainment Technology Limited	● A Hong Kong company ● Incorporated on June 26, 2018 ● A holding company	100% owned by Brilliant Hat Limited

Xiamen Duwei Consulting Management Co., Ltd.	● A PRC limited liability company and deemed a wholly foreign owned enterprise, or WFOE ● Incorporated on July 26, 2018 ● Registered capital of $ 736,073 (RMB 5,000,000) ● A holding company	100% owned by Blue Hat Interactive Entertainment Technology Limited

Fujian Blue Hat Interactive Entertainment Technology Ltd.

●    A PRC limited liability company

●    Incorporated on January 7, 2010

●    Registered capital of $4,697,526 (RMB 31,054,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

VIE of Blue Hat Xiamen Duwei Consulting Management Co., Ltd.

Hunan Engaomei Animation Culture Development Co., Ltd.

●    A PRC limited liability company

●    Incorporated on October 19, 2017

●    Registered capital of $302,540 (RMB 2,000,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.

Shenyang Qimengxing Trading Co., Ltd.

●    A PRC limited liability company

●    Incorporated on July 27, 2017

●    Registered capital of $302,540 (RMB 2,000,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.

Pingxiang Blue Hat Technology Co. Ltd.

●    A PRC limited liability company

●    Incorporated on September 10, 2018

●    Registered capital of $302,540 (RMB 2,000,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

Xiamen Jiuqiao Technology Co. Ltd.

●    A PRC limited liability company

●    Incorporated on March 31, 2020

●    Registered capital of $15,325,905 (RMB 100,000,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features, and consultation service.

40% owned controlled by Fujian Blue Hat Interactive Entertainment Technology Ltd. 60% owned by Duwei Consulting Management Co. Ltd

Xunpusen (Xun Pu Sen) Technology Co., Ltd.	● A PRC limited liability company	60% controlled by Fujian Blue Hat Interactive Entertainment Technology Ltd.

Recent Developments

On November 30, 2020, the Company, Joyful Castale International Limited, Chief Choice Global Limited, Fresh Joy Entertainment Ltd. (“Fresh Joy”), Fujian Roar Game Technology Co., Ltd. (the “Target Company”), the shareholders of the Target Company and certain other parties entered into an Agreement on Transfer of Shares of Fresh Joy and Realization of Actual Control over Fujian Roar Game Technology Co., Ltd. (the “Acquisition Agreement”), pursuant to which the Company shall acquire 100% of the equity shares of Fresh Joy, a Cayman Islands company (the transaction, the “Acquisition”).

As of the date of the Acquisition Agreement, Joyful Castale International Limited and Chief Choice Global Limited (collectively, the “Transferors”) together owned 100% of the equity shares of Fresh Joy, which, through its affiliate companies, Hong Kong Xinyou Entertainment Company and Fujian Xinyou Technology Co., Ltd., entered into a series of structured contracts with the Target Company. The Target Company is a limited liability company formed under the laws of the People’s Republic of China and holds 51% of the equity interest of Fuzhou Csfctech Co., Ltd. (“Csfctech”) and 100% of the equity interest of Fuzhou UC71 Co., Ltd. (“UC71”).

Pursuant to the Acquisition Agreement, the Company shall acquire 100% of the equity shares of Fresh Joy from the Transferors for an aggregated purchase price of $7.7736 million (the “Purchase Price”), of which 50% shall be paid in cash (which percentage could be increased subject to the Transferors’ intention according to the actual circumstances) and the other half shall be paid in the Company’s restricted ordinary shares (the “Ordinary Shares”) at a per share price of the higher of the weighted average volume price of the 20 trading days prior to the issuance of such Ordinary Shares, or $4, the IPO price of the Company’s Ordinary Shares, subject to certain performance targets. The Acquisition closed on January 25, 2021.

Subsequent to the above acquisition, the Company entered into information services and communication services. IDC business can enable larger companies to promote and sell products using Xunpusen’s expertise in message marketing and integrated solutions.

Corporate Information

Our principal executive office is located at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009. Our telephone number is 86-592-2280081. Our registered office in the Cayman Islands is located at the office of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Ave., Suite 204, Newark, DE 19711. Our website is located at http://www.bluehatgroup.net. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Contractual Arrangements

Due to legal restrictions on foreign ownership and investment in, among other areas, the production, development and operation of AR interactive entertainment games and toys in China, including interactive educational materials, mobile games, and toys with mobile game features, we operate our businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. As such, Blue Hat Fujian is controlled through contractual arrangements in lieu of direct equity ownership by us or any of our subsidiaries. Such contractual arrangements consist of a series of three agreements, along with shareholders’ POAs and irrevocable commitment letters, or collectively, the Contractual Arrangements, which were signed on November 13, 2018.

The significant terms of the Contractual Arrangements are as follows:

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between Blue Hat WFOE and Blue Hat Fujian, Blue Hat WFOE has the exclusive right to provide Blue Hat Fujian with technical support services, consulting services and other services, including technical support, technical assistance, technical consulting, and professional training necessary for Blue Hat Fujian’s operation, network support, database support, software services, business management consulting, grant use rights of intellectual property rights, lease hardware and device, provide system integration service, research and development of software and system maintenance, provide labor support and to develop the related technologies based on Blue Hat Fujian’s needs. In exchange, Blue Hat WFOE is entitled to a service fee that equals to all of the consolidated net income after offsetting previous year’s loss (if any) of Blue Hat Fujian. The service fee may be adjusted by Blue Hat WFOE based on the actual scope of services rendered by Blue Hat WFOE and the operational needs and expanding demands of Blue Hat Fujian.

Pursuant to the exclusive business cooperation agreement, Blue Hat WFOE has the unilateral right to adjust the service fee at any time, and Blue Hat Fujian has no right to adjust the service fee. We believe that such conditions under which the service fee may be adjusted will be primarily based on the needs of Blue Hat Fujian to operate and develop its business in the AR market. For example, if Blue Hat Fujian needs to expand its business, increase research input or consummate mergers or acquisitions in the future, Blue Hat WFOE has the right to decrease the amount of the service fee, which would allow Blue Hat Fujian to have additional capital to operate and develop its business in the AR market.

The exclusive business cooperation agreement remains in effect until November 13, 2028 and shall be automatically renewed for one year at the expiration date of the validity term. However, Blue Hat WFOE has the right to terminate this agreement upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Call Option Agreements

Pursuant to the call option agreements, among Blue Hat WFOE, Blue Hat Fujian and the shareholders who collectively owned all of Blue Hat Fujian, such shareholders jointly and severally grant Blue Hat WFOE an option to purchase their equity interests in Blue Hat Fujian. The purchase price shall be the lowest price then permitted under applicable PRC laws. Blue Hat WFOE or its designated person may exercise such option at any time to purchase all or part of the equity interests in Blue Hat Fujian until it has acquired all equity interests of Blue Hat Fujian, which is irrevocable during the term of the agreements.

The call option agreements remain in effect until November 13, 2028 and shall be automatically renewed for one year at the expiration date of the validity term. However, Blue Hat WFOE has the right to terminate these agreements upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Equity Pledge Agreement

Pursuant to the equity pledge agreement among the shareholders who collectively owned all of Blue Hat Fujian, such shareholders pledge all of the equity interests in Blue Hat Fujian to Blue Hat WFOE as collateral to secure the obligations of Blue Hat Fujian under the exclusive business cooperation agreement and call option agreements. These shareholders are prohibited or may not transfer the pledged equity interests without prior consent of Blue Hat WFOE unless transferring the equity interests to Blue Hat WFOE or its designated person in accordance to the call option agreements.

The equity pledge agreement shall come into force the date on which the pledged interests is recorded, which is three days after signing of the Agreement on November 13, 2018, under Blue Hat Fujian’s register of shareholders and is registered with competent administration for industry and commerce of Blue Hat Fujian until all of the liabilities and debts to Blue Hat WFOE have been fulfilled completely by Blue Hat Fujian. Blue Hat Fujian and the shareholders who collectively owned all of Blue Hat Fujian shall not terminate these agreements in any circumstance for any reason. However, Blue Hat WFOE has the right to terminate these agreements upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Shareholders’ POAs

Pursuant to the shareholders’ POAs, the shareholders of Blue Hat Fujian give Blue Hat WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Blue Hat Fujian and to exercise all of their rights as shareholders of Blue Hat Fujian, including the right to attend shareholders meetings, to exercise voting rights and all of the other rights, and to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the call option agreements and the equity pledge agreement. The POAs shall remain in effect while the shareholders of Blue Hat Fujian hold the equity interests in Blue Hat Fujian.

Irrevocable Commitment Letters

Pursuant to the irrevocable commitment letters, the shareholders of Blue Hat Fujian commit that their spouses or inheritors have no right to claim any rights or interest in relation to the shares that they hold in Blue Hat Fujian and have no right to impose any impact on the daily managing duties of Blue Hat Fujian, and commit that if any event which refrains them from exercising shareholders’ rights as a registered shareholder, such as death, incapacity, divorce or any other event, could happen to them, the shareholders of Blue Hat Fujian will take corresponding measures to guarantee the rights of other registered shareholders and the performance of the Contractual Arrangements. The letters are irrevocable and shall not be withdrawn without the consent of Blue Hat WFOE.

Based on the foregoing contractual arrangements, which grant Blue Hat WFOE effective control of Blue Hat Fujian and enable Blue Hat WFOE to receive all of their expected residual returns, we account for Blue Hat Fujian as a VIE. Accordingly, we consolidate the accounts of Blue Hat Fujian for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the SEC, and ASC 810-10, Consolidation.

On July 30, 2019, we completed our initial public offering, and since July 26, 2019, our ordinary shares have been listed on the Nasdaq Capital Market under the symbol “BHAT”.

Our principal executive office is located at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009. Our telephone number is 86-592-228-0081. Our registered office in the Cayman Islands is located at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website located at http://www.irbluehatgroup.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this annual report.

We have not had any material commitments for capital expenditures for the last three financial years.

The Offering

This prospectus relates to the offer and resale by the Selling shareholders of an aggregate of 3,938,000 ordinary shares issuable upon the exercise of the warrants. All of the ordinary shares underlying the warrants, when sold, will be sold by the selling shareholders. The selling shareholders may sell the ordinary shares underlying the warrants from time to time at prevailing market prices or at privately negotiated prices.

Issuer:	Blue Hat Interactive Entertainment Technology

Ordinary shares offered by the selling shareholders:	3,938,000 ordinary shares, consisting of (i) 3,580,000 ordinary shares issuable upon exercise of certain warrants issued to the selling shareholders on February 3, 2021 and (ii) 358,000 ordinary shares underlying the placement agent warrants issued in connection with the registered direct offering closed on February 3, 2021.

Ordinary shares outstanding (1):	47,127,200 shares

Use of proceeds:	We will not receive any proceeds from the offer and resale of the ordinary shares underlying the Warrants by the Selling Shareholders. We intend to use the net proceeds from we may receive from the cash exercise of the Warrants by the Selling Shareholders for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised for cash, if at all. See “Use of Proceeds” on page 38.

Risk factors:	You should read the “Risk Factors” section beginning on page 13 of this prospectus, and the “Risk Factors” section in our Annual Report for the year ended December 31, 2020 on Form 20-F incorporated herein by reference for a discussion of factors to consider before deciding to purchase our securities.

Transfer agent and registrar:	The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, with an address at 18 Lafayette Place, Woodmere, NY 11598.

NASDAQ Capital Market Symbol:	Our ordinary shares are quoted and traded on the NASDAQ Capital Market under the symbol “BHAT.”

(1)	The number of ordinary shares currently outstanding is based on the actual number of shares outstanding as of April 15, 2021, which was 47,127,200, and does not include:

●	the 3,938,000 ordinary shares offered hereby;

●	784,000 ordinary shares issuable to investors upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.25 per share;

●	521,380 ordinary shares issuable to the placement agent upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.25 per share;

●	288,462 ordinary shares issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $75,000 at a conversion floor price of $0.26 per share;

●	971,700 ordinary shares in connection with the closing of Fuzhou Csfctech Co., Ltd on January 25, 2021; and

●	6,000,000 ordinary shares reserved under the Company’s 2020 Equity Incentive Plan.

Unless otherwise stated, outstanding share information throughout this prospectus excludes the above.

Risks Associated with Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our ordinary shares. These risks are discussed more fully in “Risk Factors” beginning on page 13 of this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference into this prospectus. These risks include, but are not limited to, the following:

●	We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership;

●	We operate in a highly competitive market and the size and resources of many of our competitors may allow them to compete more effectively than we can, preventing us from achieving profitability;

●	Issues with products may lead to product liability, personal injury or property damage claims, recalls, withdrawals, replacements of products, or regulatory actions by governmental authorities that could divert resources, affect business operations, decrease sales, increase costs, and put us at a competitive disadvantage, any of which could have a significant adverse effect on our financial condition;

●	As a developer and seller of consumer products, we are subject to various government regulations and may be subject to additional regulations in the future, violation of which could subject us to sanctions or otherwise harm our business;

●	If we are not able to adequately protect our proprietary intellectual property and information, and protect against third party claims that we are infringing on their intellectual property rights, our results of operations could be adversely affected; and

●	Uncertainties with respect to China’s legal system could adversely affect us.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Operating and Financial Review and Prospects in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, or Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a remuneration committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

The Company’s corporate governance practices do not differ from those followed by domestic companies listed on the NASDAQ Capital Market other than disclosed below. NASDAQ Listing Rule 5635 generally provides that shareholder approval is required of U.S. domestic companies listed on the NASDAQ Capital Market prior to issuance (or potential issuance) of securities (i) equaling 20% or more of the company’s common stock or voting power for less than the greater of market or book value (ii) resulting in a change of control of the company; and (iii) which is being issued pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended. Notwithstanding this general requirement, NASDAQ Listing Rule 5615(a)(3)(A) permits foreign private issuers to follow their home country practice rather than these shareholder approval requirements. The Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances. The Company, therefore, is not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above. The Board of Directors of the Company has elected to follow the Company’s home country rules as to such issuances and will not be required to seek shareholder approval prior to entering into such a transaction.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statements of operations and comprehensive income data for the years ended December 31, 2019 and 2020, summary consolidated balance sheet data as of December 31, 2019 and 2020 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus. You should read this Summary Consolidated Financial and Operating Data section together with our consolidated financial statements and the related notes and “Operating and Financial Review and Prospects” incorporated by reference in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

The following table shows our summary consolidated statements of operations and comprehensive income data for the years ended December 31, 2019 and 2020.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$15,800,563	$10,478,587
Inventories	117,075	125,264
Accounts receivable, net	16,594,533	13,631,359
Accounts receivables - related party	1,906,101	-
Other receivables, net	14,350,223	13,182,529
Prepayments, net	1,917,780	299,577
Restricted cash	-	5,000,000
Total current assets	50,686,275	42,717,316
Non-current assets:
Operating lease, right-of-use asset	290,410	679,850
Prepayments	4,164,274	4,425,849
Property, plant and equipment, net	4,258,121	2,324,823
Intangible assets, net	14,252,575	6,758,316
Long-term investments	1,914,668	1,727,301
Deferred tax assets	119,127	182,234
Total non-current assets	24,999,175	16,098,373
Total assets	$75,685,450	$58,815,689

LIABILITIES AND EQUITY
Current liabilities:
Short-term loans - banks	$5,129,295	$5,819,787
Current maturities of long-term loans - third party	14,117	77,493
Taxes payable	6,802,454	3,525,153
Accounts payable	935,588	293,985
Other payables and accrued liabilities	1,846,917	3,628,809
Other payables - related party	25,837	21,341
Operating lease liabilities - current	300,468	313,460
Customer deposits	941,877	-
Convertible bonds payable	739,189	-
Total current liabilities	16,735,742	13,680,028
Non-current liabilities:
Operating lease liability	-	372,051
Long-term loans - third party	-	13,328
Total other liabilities	-	385,379
Total liabilities	16,735,742	14,065,407

Shareholder’s equity
Ordinary shares, $0.001 par value, 100,000,000 shares authorized, 38,553,694 shares issued and outstanding as of December 31, 2020 35,141,114 shares issued and outstanding as of December 31, 2019	38,554	35,141
Additional paid-in capital	23,466,482	20,771,849
Statutory reserves	2,204,174	1,289,765
Retained earnings	31,387,398	24,132,194
Accumulated other comprehensive loss	1,741,696	(1,478,667)
Total Blue Hat Interactive Entertainment Technology shareholders’ equity	58,838,304	44,750,282
Non-controlling interests	111,404	-
Total Equity	58,949,708	-
Total liabilities and shareholders’ equity	$75,685,450	$58,815,689

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
Revenues	$30,191,069	$23,834,129
Cost of revenue	(16,206,823)	(7,531,800)
Gross profit	13,984,246	16,302,329

Operating expenses:
Selling	(522,168)	(928,680)
Research and development	(281,618)	(1,031,204)
General and administrative expenses	(3,613,361)	(4,860,189)
Total operating expenses	(4,417,147)	(6,820,073)

Income from operations	9,567,099	9,482,256

Other income (expense)
Interest income	147,840	629
Interest expense	(439,607)	(171,938)
Other finance expenses	(82,338)	(4,415)
Other income, net	864,198	221,146
Total other income, net	490,093	45,422

Income before income taxes	10,057,192	9,527,678
Provision for income taxes	1,776,175	453,724
Net income	8,281,017	9,073,954

Other comprehensive (loss) income Foreign currency translation adjustment	(3,220,363)	(521,738)
Comprehensive income	$5,060,654	$8,552,216
Less: Comprehensive income attributable to non-controlling interests	(111,404)	-

Comprehensive income attributable to Blue Hat Interactive Entertainment

Weighted average number of ordinary shares
Basic	38,553,694	35,141,114
Diluted	39,859,074	35,141,114
Earnings per share
Basic	$0.21	$0.26
Diluted	0.21	0.26

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference into this prospectus, as well as the other information in this prospectus or incorporated by reference into this prospectus (including our financial statements and the related notes), before deciding whether to invest in our securities. Investment risks can be market-wide as well as unique to a specific industry or company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the risks described here or in our Annual Report could harm our business, financial condition, results of operations or growth prospects. In that case, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to this Offering

Sales of substantial amounts of our ordinary shares by the selling shareholders, or the perception that these sales could occur, could adversely affect the price of our ordinary shares.

The sale by the selling shareholders of a significant number of ordinary shares could have a material adverse effect on the market price of our ordinary shares. In addition, the perception in the public markets that the selling shareholders may sell all or a portion of their shares as a result of the registration of such shares pursuant to the Registration Statement could also in and of itself have a material adverse effect on the market price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained or incorporated by reference in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	our ability to develop and market new products;

●	the continued market acceptance of our products;

●	exposure to product liability and defect claims;

●	protection of our intellectual property rights;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

●	managing our growth effectively;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” contained or incorporated by reference in this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in or incorporated by reference into this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We are not selling any of the ordinary shares being offered by this prospectus and will receive no proceeds from the sale of the shares by the selling shareholders. All of the proceeds from the sale of ordinary shares offered by this prospectus will go to the selling shareholders at the time they offer and sell such shares. We will bear all costs associated with registering the ordinary shares offered by this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020:

●	on an actual basis;

●	on a pro forma, as adjusted basis to give effect to the issuance and sale of 3,938,000 Ordinary Shares at the average offering price of $0.001 per share in this offering, after deducting the estimated offering expenses payable by us;

	As of
	December 31, 2020
	Actual	Pro Forma
	(audited)	(audited)
	(in $ millions)
Cash and cash equivalents	15.80	21.04
Equity:	—	—
Ordinary shares and Other paid in capital	23.51	28.74
Other reserves	2.20	2.20
Accumulated earnings	33.13	33.13
Equity attributable to owners of the parent	58.84	64.08
Total capitalization	58.84	64.08

The above discussion and table are based on 47,127,200 Ordinary Shares outstanding as of April 15, 2021 and excludes, as of such date, the following:

●	the 3,938,000 ordinary shares offered hereby;

●	784,000 ordinary shares issuable to investors upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.25 per share;

●	521,380 ordinary shares issuable to the placement agent upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.25 per share;

●	1,568,268.96 ordinary shares issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $407,749.93 at a conversion floor price of $0.26 per share;

●	971,700 ordinary shares in connection with the closing of Fuzhou Csfctech Co., Ltd on January 25, 2021; and

●	6,000,000 ordinary shares reserved under the Company’s 2020 Equity Incentive Plan.

To the extent that we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional Ordinary Shares in the future, there may be further dilution.

DIVIDEND POLICY

Blue Hat Cayman has never declared or paid a dividend, and we do not anticipate declaring or paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC, Hong Kong and British Virgin Islands regulations may restrict the ability of our PRC, Hong Kong and British Virgin Islands subsidiaries to pay dividends to us.

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China, and the financial records of our subsidiaries in China are maintained in RMB, their functional currency. However, we use the U.S. dollar as our reporting and functional currency; therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates, for the convenience of the readers. Our consolidated financial statements have been translated into U.S. dollars in accordance with ASC Topic 830, “Foreign Currency Matters.” The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in shareholders’ equity.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Item 5.—Operating and Financial Review and Prospects in our Annual Report on 20-F for the year ended December 31, 2020 is incorporated by reference herein. You should read the discussion and analysis of our financial condition and results of operations incorporated by reference herein in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus. Such discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus and incorporated by reference herein.

CORPORATE HISTORY AND STRUCTURE

Corporate History

Our company, Blue Hat Interactive Entertainment Technology, or Blue Hat, is a holding company incorporated on June 13, 2018 under the laws of the Cayman Islands.

We have no substantive operations other than holding all of the issued and outstanding shares of Brilliant Hat Limited, or Blue Hat BVI, established under the laws of the British Virgin Islands on June 26, 2018.

Blue Hat BVI is also a holding company holding all of the outstanding equity of Blue Hat Interactive Entertainment Technology Limited, or Blue Hat HK, which was established in Hong Kong on June 26, 2018. Blue Hat HK is also a holding company holding all of the outstanding equity of Xiamen Duwei Consulting Management Co., Ltd., or Blue Hat WFOE, which was established on July 26, 2018 under the laws of the PRC.

We, through our variable interest entity, or VIE, Fujian Blue Hat Interactive Entertainment Technology Ltd., or Blue Hat Fujian, a PRC company, and through its wholly owned subsidiaries, including Hunan Engaomei Animation Culture Development Co., Ltd., or Blue Hat Hunan, and Shenyang Qimengxing Trading Co., Ltd., or Blue Hat Shenyang, each a PRC company, engage in designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features worldwide.

On September 18, 2017, Blue Hat Fujian formed a joint venture with Xiamen Youth Education Development Co., Ltd. and Youying Wang, contributing a 48.5% equity interest in Fujian Youth Hand in Hand Educational Technology Co., Ltd., or Fujian Youth, a PRC company. As of December 31, 2020, Fujian Youth had normal operations.

On January 25, 2018, Blue Hat Fujian established its wholly owned subsidiary, Chongqing Lanhui Technology Co. Ltd., or Blue Hat Chongqing, a PRC company. As of December 31, 2019, Blue Hat Chongqing had no operations. On December 14, 2020, it deregistered Chongqing Lanhui Technology Co. Ltd.

On September 10, 2018, Blue Hat Fujian established its wholly owned subsidiary, Pingxiang Blue Hat Technology Co. Ltd., or Blue Hat Pingxiang, a PRC company. Blue Hat Pingxiang also engages in designing, producing, promoting and selling interactive toys with mobile games features, original intellectual property and peripheral derivatives features worldwide.

On September 20, 2018, Blue Hat Fujian formed a joint venture with Fujian Jin Ge Tie Ma Information Technology Co., contributing a 15.0% equity interest in Xiamen Blue Wave Technology Co. Ltd., or Xiamen Blue Wave, a PRC company.

On October 16, 2018, Blue Hat Fujian formed a joint venture with Renchao Huyu (Shanghai) Culture Development Co. Ltd., contributing a 49% ownership interest in Renchao Huyu (Shanghai) Culture Propagation Co. Ltd., or Renchao Huyu, with the remaining 51% ownership owned by Renchao Huyu (Shanghai) Culture Development Co. Ltd.

On November 13, 2018, Blue Hat completed a reorganization of entities under common control of its then existing shareholders, who collectively owned a majority of the equity interests of Blue Hat prior to the reorganization. Blue Hat, Blue Hat BVI, and Blue Hat HK were established as the holding companies of Blue Hat WFOE. Blue Hat WFOE is the primary beneficiary of Blue Hat Fujian and its subsidiaries, and all of these entities included in Blue Hat are under common control which results in the consolidation of Blue Hat Fujian and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the consolidated financial statements.

On March 31, 2020, the Company established its wholly owned subsidiary, Xiamen Jiuqiao Technology Co.,Ltd. (“Jiuqiao”), a PRC company. Jiuqiao engages in designing, producing, producing, promoting and selling interactive toys with mobile games features, original intellectual property, peripheral derivatives features worldwide and also providing consultation service.

On August 3, 2020, the Company acquired 60% of Xunpusen (Xiamen) Technology Co.,Ltd. which provides telecommunication service and internet access.

On January 25, 2021, Blue Hat Cayman closed an acquisition pursuant to which it acquired 100% equity interests of Fresh Joy. Fresh joy, through its affiliated Hong Kong Xinyou Entertainment Company and Fujian Xinyou Technology Co., Ltd., signed a series of VIE agreements with Fujian Roar Game Technology Co., Ltd. (“Fujian Roar Game”). Fujian Roar Game holds 51% equity of Fuzhou CSFCTECH Co., Ltd and 100% equity of Fuzhou UC71 Co., Ltd.

The charts below summarize our corporate legal structure and identify our subsidiaries, our VIE and its subsidiaries:

Name	Background	Ownership
Brilliant Hat Limited	● A British Virgin Islands company ● Incorporated on June 26, 2018 ● A holding company	100% owned by Blue Hat Interactive Entertainment Technology

Blue Hat Interactive Entertainment Technology Limited	● A Hong Kong company ● Incorporated on June 26, 2018 ● A holding company	100% owned by Brilliant Hat Limited

Xiamen Duwei Consulting Management Co., Ltd.	● A PRC limited liability company and deemed a wholly foreign owned enterprise, or WFOE ● Incorporated on July 26, 2018 ● Registered capital of $ 736,073 (RMB 5,000,000) ● A holding company	100% owned by Blue Hat Interactive Entertainment Technology Limited

Fujian Blue Hat Interactive Entertainment Technology Ltd.

●    A PRC limited liability company

●    Incorporated on January 7, 2010

●    Registered capital of $4,697,526 (RMB 31,054,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

VIE of Blue Hat Xiamen Duwei Consulting Management Co., Ltd.

Hunan Engaomei Animation Culture Development Co., Ltd.

●    A PRC limited liability company

●    Incorporated on October 19, 2017

●    Registered capital of $302,540 (RMB 2,000,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.

Shenyang Qimengxing Trading Co., Ltd.

●    A PRC limited liability company

●    Incorporated on July 27, 2017

●    Registered capital of $302,540 (RMB 2,000,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

100% owned by Fujian Blue Hat Interactive Entertainment Technology Ltd.

Pingxiang Blue Hat Technology Co. Ltd.

●    A PRC limited liability company

●    Incorporated on September 10, 2018

●    Registered capital of $302,540 (RMB 2,000,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.

Xiamen Jiuqiao Technology Co. Ltd.

●    A PRC limited liability company

●    Incorporated on March 31, 2020

●    Registered capital of $15,325,905 (RMB 100,000,000)

●    Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features, and consultation service.

40% owned controlled by Fujian Blue Hat Interactive Entertainment Technology Ltd. 60% owned by Duwei Consulting Management Co. Ltd

Xunpusen (Xun Pu Sen) Technology Co., Ltd.	● A PRC limited liability company	60% controlled by Fujian Blue Hat Interactive Entertainment Technology Ltd.

Contractual Arrangements

Due to legal restrictions on foreign ownership and investment in, among other areas, the production, development and operation of AR interactive entertainment games and toys in China, including interactive educational materials, mobile games, and toys with mobile game features, we operate our businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. As such, Blue Hat Fujian is controlled through contractual arrangements in lieu of direct equity ownership by us or any of our subsidiaries. Such contractual arrangements consist of a series of three agreements, along with shareholders’ POAs and irrevocable commitment letters, or collectively, the Contractual Arrangements, which were signed on November 13, 2018.

The significant terms of the Contractual Arrangements are as follows:

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between Blue Hat WFOE and Blue Hat Fujian, Blue Hat WFOE has the exclusive right to provide Blue Hat Fujian with technical support services, consulting services and other services, including technical support, technical assistance, technical consulting, and professional training necessary for Blue Hat Fujian’s operation, network support, database support, software services, business management consulting, grant use rights of intellectual property rights, lease hardware and device, provide system integration service, research and development of software and system maintenance, provide labor support and to develop the related technologies based on Blue Hat Fujian’s needs. In exchange, Blue Hat WFOE is entitled to a service fee that equals to all of the consolidated net income after offsetting previous year’s loss (if any) of Blue Hat Fujian. The service fee may be adjusted by Blue Hat WFOE based on the actual scope of services rendered by Blue Hat WFOE and the operational needs and expanding demands of Blue Hat Fujian.

Pursuant to the exclusive business cooperation agreement, Blue Hat WFOE has the unilateral right to adjust the service fee at any time, and Blue Hat Fujian has no right to adjust the service fee. We believe that such conditions under which the service fee may be adjusted will be primarily based on the needs of Blue Hat Fujian to operate and develop its business in the AR market. For example, if Blue Hat Fujian needs to expand its business, increase research input or consummate mergers or acquisitions in the future, Blue Hat WFOE has the right to decrease the amount of the service fee, which would allow Blue Hat Fujian to have additional capital to operate and develop its business in the AR market.

The exclusive business cooperation agreement remains in effect until November 13, 2028 and shall be automatically renewed for one year at the expiration date of the validity term. However, Blue Hat WFOE has the right to terminate this agreement upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Call Option Agreements

Pursuant to the call option agreements, among Blue Hat WFOE, Blue Hat Fujian and the shareholders who collectively owned all of Blue Hat Fujian, such shareholders jointly and severally grant Blue Hat WFOE an option to purchase their equity interests in Blue Hat Fujian. The purchase price shall be the lowest price then permitted under applicable PRC laws. Blue Hat WFOE or its designated person may exercise such option at any time to purchase all or part of the equity interests in Blue Hat Fujian until it has acquired all equity interests of Blue Hat Fujian, which is irrevocable during the term of the agreements.

The call option agreements remain in effect until November 13, 2028 and shall be automatically renewed for one year at the expiration date of the validity term. However, Blue Hat WFOE has the right to terminate these agreements upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Equity Pledge Agreement

Pursuant to the equity pledge agreement among the shareholders who collectively owned all of Blue Hat Fujian, such shareholders pledge all of the equity interests in Blue Hat Fujian to Blue Hat WFOE as collateral to secure the obligations of Blue Hat Fujian under the exclusive business cooperation agreement and call option agreements. These shareholders are prohibited or may not transfer the pledged equity interests without prior consent of Blue Hat WFOE unless transferring the equity interests to Blue Hat WFOE or its designated person in accordance to the call option agreements.

The equity pledge agreement shall come into force the date on which the pledged interests is recorded, which is three days after signing of the Agreement on November 13, 2018, under Blue Hat Fujian’s register of shareholders and is registered with competent administration for industry and commerce of Blue Hat Fujian until all of the liabilities and debts to Blue Hat WFOE have been fulfilled completely by Blue Hat Fujian. Blue Hat Fujian and the shareholders who collectively owned all of Blue Hat Fujian shall not terminate these agreements in any circumstance for any reason. However, Blue Hat WFOE has the right to terminate these agreements upon giving 30 days’ prior written notice to Blue Hat Fujian at any time.

Shareholders’ POAs

Pursuant to the shareholders’ POAs, the shareholders of Blue Hat Fujian give Blue Hat WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Blue Hat Fujian and to exercise all of their rights as shareholders of Blue Hat Fujian, including the right to attend shareholders meetings, to exercise voting rights and all of the other rights, and to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the call option agreements and the equity pledge agreement. The POAs shall remain in effect while the shareholders of Blue Hat Fujian hold the equity interests in Blue Hat Fujian.

Irrevocable Commitment Letters

Pursuant to the irrevocable commitment letters, the shareholders of Blue Hat Fujian commit that their spouses or inheritors have no right to claim any rights or interest in relation to the shares that they hold in Blue Hat Fujian and have no right to impose any impact on the daily managing duties of Blue Hat Fujian, and commit that if any event which refrains them from exercising shareholders’ rights as a registered shareholder, such as death, incapacity, divorce or any other event, could happen to them, the shareholders of Blue Hat Fujian will take corresponding measures to guarantee the rights of other registered shareholders and the performance of the Contractual Arrangements. The letters are irrevocable and shall not be withdrawn without the consent of Blue Hat WFOE.

Based on the foregoing contractual arrangements, which grant Blue Hat WFOE effective control of Blue Hat Fujian and enable Blue Hat WFOE to receive all of their expected residual returns, we account for Blue Hat Fujian as a VIE. Accordingly, we consolidate the accounts of Blue Hat Fujian for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the SEC, and ASC 810-10, Consolidation.

On July 30, 2019, we completed our initial public offering, and since July 26, 2019, our ordinary shares have been listed on the Nasdaq Capital Market under the symbol “BHAT”.

Our principal executive office is located at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009. Our telephone number is 86-592-228-0081. Our registered office in the Cayman Islands is located at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website located at http://www.irbluehatgroup.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this annual report.

We have not had any material commitments for capital expenditures for the last three financial years.

BUSINESS

Overview

We are a producer, developer and operator of augmented reality (“AR”) interactive entertainment games, toys and educational materials in China. Our mobile-connected entertainment platform enables us to connect physical items to mobile devices through wireless technologies, creating a unique interactive user experience. Our goal is to create a rich visual and interactive environment for users through the integration of real objects and virtual scenery. We believe this combination provides users with a more natural form of human-computer interaction and enhances users’ perception of reality, thus providing a more diversified entertainment experience. By leveraging our strong technological capabilities and infrastructure, we believe we are able to deliver a superior user experience and conduct our operations in a highly efficient manner.

The core of our business is our proprietary technology. Our patents, trademarks, copyrights, and other intellectual property rights serve to distinguish our products, protect our products from infringement, and contribute to our competitive advantages. To secure the value of our technology and developments, we are aggressive in pursuing a combination of patent, trademark and copyright protection for our proprietary technologies. As of January 27, 2021, our intellectual property portfolio included 207 authorized patents, 14 applications for PCT international patents, 738 artistic copyrights, 62 patents pending in various stages of the application process, 13 applications for PCT international patents, 90 registered trademarks and 28 software copyrights.

We strive to create an engaging, interactive and immersive community for users of our products. The majority of our users are among the young Chinese generation between the ages of 3 and 23, although many of our products appeal to users outside of this demographic. We intend to further penetrate the Chinese market with new products that will target users in the range of ages 14 and above. Specifically, our strategies include marketing Fidolle, a ball-jointed “smart doll”, and QI, a gaming and entertainment platform designed for both family home use and amusement arcades. In the meantime, we are licensed to sell products with “WUHUANGWANSHUI” brand images. We are also developing our internet data center business. As for educational products, we provide our Augmented Reality Immersive Classes (“ARIC”) to pre-schools and plan to work closely with these schools on integrating our digital solutions with a new STEAM-focused curriculum for young students. We believe our high-quality content attracts users with common interests to connect and share their passion on our platform, which cultivates a strong sense of belonging and effectively strengthens our user retention.

Our products resemble traditional children’s toys - including cars, ladybugs, picture books, and dolls - which are enabled with wireless technology to facilitate a broad variety of interactive functions. The interactive functionality of our products broadens the user experience, creates a communicative environment, and facilitates an ongoing relationship between us and our end users and between our end users and our products. We believe such an immersive entertainment experience allows our users to build strong emotional connections to our products, resulting in our products typically having longer life cycles than traditional toys.

Our proprietary technology, product research and development, marketing channels and brand operation are the cornerstones of our business. We focus on the combination of “online” and “offline” activity and the interaction between “entertainment” and “product” to create a high-tech entertainment platform combining mobile games and AR. With the help of computer graphics and visualization technologies, we are able to accurately “place” virtual objects into the physical world, thus creating a new and stimulating visual environment for our users.

We have grown rapidly since our inception. We generate revenues primarily from sales of our interactive toys, specifically our animation and game series, and mobile games and Immersive Education Classes and the Internet Data Center (IDC) business. Our total revenues increased by $6,356,940, or 26.7%, to $30,191,069 for the year ended December 31, 2020 as compared to $23,834,129 for the year ended December 31, 2019 mainly due to additional revenues from our new lines of business—information services revenues of $4.32 million and communication services revenue of $ 5.5 million since the acquisition. The interactive toys segment was adversely impacted by COVID-19 during the first half of 2020 and as a result, revenue generated from interactive toys decreased by $3.44 million, or 16%. Our total revenues increased by $5,302,951, or 28.6%, to $23,834,129 for the year ended December 31, 2019.

Products

In an effort to capture a substantive share of the AR interactive toy market in China, we have increased our investment in the research and development of our AR interactive toys and games. Investment in research and development internally in the year ended December 31, 2020 and 2019 were $281,618 and $1,031,204, respectively. We have collaborated with external developers in the AR interactive toys and games industry. As of December 31, 2020 and 2019, we prepaid approximately $4.2 million and $4.4 million to such developers for the development of more advanced technology for our AR interactive toys and games.

Products in the Market

AR Racer

AR Racer provides an innovative way for users to interact and play a traditional game. AR Racer is a car-racing mobile game that attaches a physical toy car onto a user’s mobile device screen using non-adhesive materials. Blue Hat’s photosensitive recognition technology allows the toy car to be used as a controller, so that users can virtually race one another via the simulated racing track, as well as engage in individual races. In addition, we developed a new generation product, the “Mini Car” series, that retains the car model attributes and the original AR interactive function, while upgrading the gameplay, structure and aesthetics of the game.

AR Crazy Bug (previously named “AR Need a Spanking”)

AR Crazy Bug is an exciting combat game played using a ladybug-shaped electronic toy. Blue Hat’s infrared induction technology allows the user to control the toy’s movement via their mobile device for game play in battle dynamics, while simultaneously moving the toy in reality. The mobile device shows virtual enemies while also capturing the position of the toy in the real world, allowing the user to approach or escape its combatants.

AR 3D Magic Box

AR 3D Magic Box has the unique ability to transport children’s drawings into diverse backgrounds, giving the user a discovery-based experience. AR 3D Magic Box uses AR recognition technology to allow children to draw shapes or objects onto a physical card while the mobile game captures the drawings and animates them onto a set background, for example, under the sea.

AR Dinosaur

AR Dinosaur is an educational toy that comes in a variety of five different types of dinosaur, each of which has their own personality and emotions. Through interacting with the toy and its accompanying mobile app, children can learn a wealth of information about dinosaurs. The product comes with five physical “AR cards”, which when placed under the toy will activate its AR features.

“Talking Tom and Friends” Bouncing Bubble

Bouncing Bubble is a product designed using environmentally-friendly and toxic-free liquid, allowing for larger, stronger bubbles that won’t easily pop. Children can bounce these bubbles using a paddle or gloves as if they were ping pong balls. The new “Talking Tom and Friends” Bouncing Bubble product range features images of characters from the universe of the globally renowned “Talking Tom and Friends” media franchise. Talking Tom and Friends is a media franchise created by Outfit7 Limited. The franchise focuses on various mobile apps involving anthropomorphic animal-like characters. The first app, Talking Tom Cat, was launched in 2010. As of November 2019, Talking Tom and Friends related apps from Outfit7 have achieved more than 10 billion downloads.

AR Shake Bouncing Bubble

AR Shake Bouncing Bubble is a product developed in 2020. The product is known for its soothing interface and magical background music. It contains an exclusive structural design of Blue Hat. The AR interactive software helps to improve children’s concentration and reaction. Children can even use regular bubble liquid to blow bubbles.

WUHUANGWANSHUI Authorized Products

“WUHUANGWANSHUI” is a famous brand for Chinese cartoon images that consist of a cat (Wu Huang) and a dog (Ba Zahey). The brand is owned by Cup of Cosmo Studio (Beijing) Culture Co., Ltd., and is easily recognizable in Chinese popular culture. Primarily seen in cartoon images, comics, animations and emoticon packages, “WUHUANGWANSHUI” has over 30 million followers online, which brings over RMB2 billion in licensed product sales. We are licensed to use “WUHUANGWANSHUI” images on our products and our e-commerce website. We expect to launch approximately 20 interactive toys with the licensed images in the near future.

Products in Development

We plan to continue to invest significant amounts of our resources towards product development and bringing new and exciting products to the market. We believe our current reserves are sufficient for product development for the next three to five years. We intend to introduce two new products, Fidolle in 2019 and QI in 2021, and two additional new products in 2020. We intend to launch new generations of our four existing products within the next three years. We are currently developing Fidolle and QI.

Fidolle

Fidolle, a ball-jointed “smart doll”, is an educational, interactive product that we plan to launch in the further. We also plan to develop five additional unique Fidolle characters, with the second character expected to launch in 2020. We expect Fidolle to aid users in the development of communication and interpersonal skills. Fidolle is composed of a physical life-like “smart doll” and features a mobile game application and an online user community. Users will be able to influence the character of, and their relationship with, Fidolle by playing the game through the mobile application as well as by physically interacting with the doll. Fidolle contains multiple built-in sensor chips that will allow users to trigger challenges in the game through Bluetooth technology. Our next step in the development of Fidolle is to enable the doll to verbally communicate with users. We are also partnering with Zerodiv Inc., a Japanese company, through D&S Technology to design the mobile application to be high quality and user friendly. In addition, we intend to build a Fidolle community that will integrate online and offline relationships and activities. Users will have access to a dedicated communications forum where they will be able to interact with others in the community. We intend to promote frequent interactions between users through the Fidolle platform, including by hosting a variety of social games to provide further entertainment content for users.

The trend of collecting and interacting with ball-jointed dolls originated in Japan. We believe that the fans of ball-jointed dolls have formed a community in Japan as well as in China. We believe that customers in China have a preference towards ball-jointed dolls with Japanese elements. For this reason, we have cooperated with a Japanese company in developing Fidolle.

We believe that Fidolle will generate revenue through in-application purchases of virtual objects and sales of derivative products, such as clothing and merchandise. We do not believe that there are current products comparable to Fidolle in the major toy markets of Fuzhou, and we believe Fidolle will attract the large group of anime fans in China. The target demographic for Fidolle includes teenagers and adults between the ages of 18 and 35, although we also expect Fidolle to appeal to users outside of this demographic.

“QI” Platform

QI is a community-based gaming platform powered by multi-bus technology, designated self-organization technology and near field communication. We plan to launch QI in 2021. QI is composed of foundational network communication terminals with a chessboard layered above such foundation. QI is connected to a tablet computer for the online gaming aspect of the product. The foundational communication terminals will enable users to customize and adjust the chessboard settings, allowing users to play various different board games on the same mobile device. QI connects physical board game play with video game content and graphics, which will allow users to physically interact with one another as if they were playing a board game in reality, while enjoying the animation and sound effects of a video game. We believe QI will be popular among a variety of users, particularly users ages 14 and above, although we also expect QI to appeal to users outside of this demographic.

Immersive Education Classes

Immersive Education Classes is Blue Hat’s range of immersive educational products that utilize AR technology to create a dynamic and engaging model for teaching in China’s preschools, including “Smart Screen Immersive Education Classes”, “Smart Immersive Physical Education Classes” and “Smart Immersive Cognitive Education Classes.” The three products are suitable for different teaching scenarios, and can be used independently or together with one another to promote children’s overall development.

“Smart Screen Immersive Education Classes” use a projector to cast education-related content and games onto the classroom wall. Activities featured within the product aim to improve students’ hand-eye coordination and analytical abilities, and students are guided by teachers trained in the product’s use. After students have completed a task, their results are shown on the screen and specific feedback for improvement is provided.

“Smart Immersive Physical Education Classes” integrate a projector and motion-capture system to project activities and games onto the floor of the teaching area. Students who participate in activities are required to imitate movements and react in time, while competing or coordinating with others for the best score. Data is analyzed simultaneously for each student, with feedback, including scores and suggestions for improvement, that can be reviewed by teachers and parents. All activities are carefully guided by teachers trained in the product’s use.

“Smart Immersive Cognitive Education Classes” offer a wide variety of AR-enabled tasks designed to exercise the cognitive abilities of children between the ages of three and six years old by projecting images and activities onto a classroom tabletop. As the images projected on the tabletop react to children’s movements, they can learn for themselves, with feedback, including scores and suggestions for improvement, projected onto the table after completion. A tabletop can be used by up to six children at one time, supporting both independent learning and group activities or competitions. The product’s content has been designed by our in-house team of educational experts and all activities are carefully guided by teachers trained in the product’s use.

“AR Immersive Class”(“ARIC”) offers full collection of our immersive educational products that utilize AR technology to create a dynamic and engaging model to teach preschoolers in China. With our proprietary AR technology, the ARIC greatly enriches children’s learning experience as well as enables educators to track and analyze students’ progress. We are currently developing a cooperation agreement to launch new AR immersive classes in Guangdong-Hongkong-Macao Greater Bay Area. As part of this strategic expansion, the Company previously delivered ARIC course demonstrations and teaching experiments to eight preschools in Guangzhou and cooperated with the Second Preschool of Guangzhou to further strengthen its market presence. The Company also signed a three-year partnership with smart education service provider, Sutesen Information Technology Ltd. (“Sutesen”), to expand ARIC, in Guangxi province, China. The partnership aims to commercially launch ARIC in up to 1,000 Guangxi preschools in three years.

IDC Business

Xunpusen, a subsidiary of our company, recently signed a cooperation agreement with China Mobile Communications Group Guangdong Co., Ltd. (“China Mobile”) for a series of telecom value-added services relating to Internet Data Center (“IDC”). IDC hosts a group of hosting providers, merchants, or web servers. It is an infrastructure that ensures e-commerce websites operate securely. It also helps businesses and their alliances to implement value chain management for their distributors, suppliers and customers. Namely, IDC related services enable big companies to promote and sell products with Xunpusen’s message marketing services and integrated solutions.

Acquisition of Fuzhou Csfctech Co., Ltd.

On January 28, 2021 the Company announced the closing of the acquisition of 51% of Fuzhou Csfctech Co., Ltd. (“Csfctech”) and its two subsidiaries. Csfctech is a developer and distributor of mobile games in China, boasting a portfolio of more than 100 games available on various platforms, with an international user base across Mainland China, Japan, Taiwan, the United Arab Emirates and Africa. The business has grown according to both companies’ projected budgets, with Csfctech exceeding the net profit performance target of $2.2 million for 2020. Over a longer period, this combination presents an opportunity for Blue Hat to drive sales through an expanded interactive gaming portfolio, increased avenues for global distribution and increased brand recognition. Our goal is to bring increasingly engaging games, AR toys and AR education to our diverse audiences.

Streaming E-Commerce Initiative

On September 23, 2020, the company announced solid initial results from the Direct-to-Consumer (“DTC”) partnership with Xiamen Xing Meng Wei Lai Culture Media Co. LTD (“Xing Meng Wei Lai”), which was initially announced in June 2020 (Previously Announced Partnership with Leading Chinese Multi-Channel Network). Xing Meng Wei Lai is a leading Chinese multi-channel network and internet content development agency that specializes in building DTC social content marketing via short videos and live streaming. After the initial two-month implementation period, Blue Hat held several live shows displaying its interactive software and products, which in aggregate totaled an audience of over fifty thousand consumers. Because of Blue Hat’s interactive component with software and AR products such as AR racer, Xing Meng Wei Lai developed operation strategies that the Company could implement to engage with end customers. Xing Meng Wei Lai assisted Blue Hat in coordinating live events over the past month following the establishment of an online channel for purchase. During the events, the click-through rate was about 20%, which exceeded the average industry level of 10% - 12.5%. The transaction conversion rate of nearly 7% was based on the sale of nearly 250 products. The Company believes that this establishes a solid foundation for the further development of e-commerce content. We have placed a renewed focus on leveraging new technologies and mobile purchasing trends to strengthen Blue Hat’s marketing initiatives. To date, we have been pleased with our cooperation with Xing Meng Wei Lai. The click-through rate exceeded expectations, and has led to a direct increase in sales during the quarter. In future periods, we expect to continue hosting live-event content as we unveil new interactive software and AR applications to the market. Following the onset of COVID-19, we have gained considerable traction in engaging customers through a variety of strategic marketing initiatives, and to date the results have led to strong sales results.

Manufacturing and Distribution

The initial design, appearance and structure of our products are created in our on-site studio located in Xiamen. We outsource the manufacture of our products to more than 20 factories through purchase contracts. We contract with multiple suppliers in an effort to mitigate any risk that our business will be restricted by a single supply shortage or manufacturing delay. In addition, our continuing relationships with multiple manufacturers allow us to quickly adjust to changing market demands.

Manufacturers are responsible solely for production of our products and rely on us for design and technology support, as we maintain all of the proprietary rights to our products. The standard production process, from initial design to final manufacture, typically takes between 35 to 40 days. Our two largest manufacturers in the year ended December 31, 2019 were Jinjiang He Xin Toys Co., Ltd. and Fujian Wei Ya Culture Communication Co., Ltd., which accounted for 54.8% and 31.5% of our total purchases, respectively, and together accounted for 87.6% of our total purchases.

Our distribution channels include domestic distributors, e-commerce platforms, supermarkets and export distributors. We intend to minimize direct selling and shift our focus towards selling to distributors and e-commerce platforms. 100% of our products sold in 2019 were sold domestically in China. Of our domestic sales in China, approximately 98.4% were generated from Chinese distributors and 1.6% were generated from supermarkets and e-commerce sites. Our Chinese distributors are organized regionally by province, including Zhejiang, Hubei, Jiangsu, Hunan, Guizhou, Liaoning, and Shandong. Our products are sold in several supermarkets and specialty stores, including Walmart, Carrefour, Toys-R-Us, Vanguard, Tesco and Lotus.

Our continuing partnerships with regional distributors allow us to penetrate the market in numerous provinces in China. Our five largest customers are all domestic distributors and each covers a provincial geological market – Zhejiang, Shanxi, Fujian, Hunan and Jiangsu. In 2019, each of our five largest domestic distributors accounted for approximately 5.2% to 10.6% of our total annual revenue and together accounted for 34.9% of our total annual revenue. In addition, we primarily sell domestically within China. In 2019, 98.4% of our revenue was derived from domestic distributors.

One or a few customers have in the past and may in the future represent a substantial portion of our revenues and gross profits in any one year or over a period of several consecutive years. For example, in 2020, two customers, two customers under the same ownership together, accounted for 8.2% of our total revenues. Therefore, the loss of business from any one of such customers could have a material adverse effect on our business or results of operations.

We are in the process of expanding our brand to physical experience stores. We are leveraging our experience and insight into traditional toy and gaming park industries and our strength in AR technologies to build experience stores that provide customers with a variety of AR interactive activities, as well as a location to purchase AR interactive toys. We expect such stores will generate revenues from sales of membership cards and direct sales of our products. Five types of membership cards, (i) one-year cards, (ii) half-year cards, (iii) three-month cards, (iv) monthly cards and (v) one-time cards, may be purchased by customers, and, depending on the type of membership card purchased, customers may purchase multiple toys in the stores for the same value of the membership card. For example, if a customer purchased a one-year membership card, the customer may take home multiple toys from the stores up to the total price paid for the membership card. If the price of the toys exceeds the price of the membership card, the customer would pay the difference between the price of the toys and the price of the membership cards. In April 2019, we began selling membership cards.

Our Position

We have positioned our company as a leading producer, developer and operator of AR interactive entertainment games and toys as a result of the following key factors:

●	Market Expansion due to Two-Child Policy. The size of the toy market in China has increased significantly in the recent past. We believe this growth is a direct result of the implementation of China’s two-child policy. The Chinese government began to gradually disregard the one-child policy in the early 2010s and the two-child policy was fully implemented in 2016. According to Frost & Sullivan, China’s two-child policy is expected to drive an increase in the total population of the 0-14 age group from 230 million in 2016 to 262 million in 2021, representing a compound annual growth rate, or CAGR of 2.7%, compared to an overall expected population growth CAGR of 0.4% over the same period. Such a large increase in the 0-14 age population group indicates expansion and growth for those markets that cater to children and young adults. A new round of baby boomers and rising consumption levels are driving the domestic market to accelerate. Among the many factors affecting toy consumption, the total number of children, birth policy, family income and consumption consciousness are the most critical. A new baby boom triggered by the “two-child policy” and the rise of middle class consumption caused by social structural change, among other factors, is promoting the growth of China’s toy consumption market. In the coming years, the number of newborns is expected to be between 17.8 million and 19.5 million each year, and the total number of children will remain between 220 million and 250 million. Chinese children’s per capita consumption of toys is low compared with that of children in developed countries, and growth in the toy industry is expected to promote the Company’s growth.

●	Shift Towards Intelligent Toys. Chinese culture is experiencing a fundamental shift away from traditional, medium- to low-end toys towards intelligent, interactive and innovative toys and games.

●	Rapid AR Industry Growth. The global AR industry is still in its infancy, with many companies currently investing heavily in research and development. Virtual Reality (“VR”) headsets are expected to see double-digit growth of 46.2% in 2021, according to a report released by analytics form IDC. This growth would follow a 6.7% decline in 2020 due to supply chain disruptions caused by COVID-19. In the long-term, IDC believes that the VR market will grow with a compound annual growth rate of 48% from 2020 to 2024, as consumers and enterprise customers spend more on VR technology.

●	Supportive Economic Conditions in China. According to the National Bureau of Statistics of China, per capita annual disposable income of urban residents in China is expected to increase to RMB 43,836 in 2021, an expected increase of 3.5% over the last year. Increases in annual disposable income and per capita expenditure correlate to increases in market growth for recreational, educational and leisure markets in China, such as the AR interactive toy market.

●	Few Direct Competitors in China. The AR interactive toy industry in China is new and evolving. We do not believe that large traditional toy companies, or companies that focus on high-tech toys and games, have captured a significant portion of the AR interactive toy market in China.

We have received a number of industry, trade association and governmental awards relating to our business and operations, which serve to enhance our brand and reputation, including:

●	Best Industrial Value Excellence Award in the Fifth International Animation Expo and the National First Animation and Derivatives Design and Development Competition (2010);

●	Vice-Chairman of Animation and Game Industry in Fujian Province by Fujian Association of Animation and Game Industry (2013);

●	High and New Technology Enterprises by Xiamen Municipal Bureau for Science and Technology, Finance Bureau of Xiamen, Xiamen Provincial Office of State Administration of Taxation and Xiamen Local Taxation Bureau (2015);

●	Leading Company As a Technology Small Giant by Fujian Provincial Department of Science and Technology, Fujian Development and Reform Commission, Fujian Provincial Commission of Economy and Information Technology, and Fujian Provincial Department of Finance (2016); and

●	The Best Growth Medium- to Small-Scaled Enterprises in Xiamen City by Xiamen Municipal Bureau for Economics and Informatization (2018).

Industry Background

Toy and Game Industry

The toy and game market in China can be classified broadly into electronic, mechanical, plastic and wooden toys. Electronic toys, models, licensed toys (including spin-off toys from movies and cartoon characters), dolls, high-tech toys, educational toys, internet-connected toys and toys for adult recreation and entertainment are increasingly being introduced to the market.

According to information provided by CNG, in 2020, the actual sales revenue of China’s game market was RMB 278.687 billion, an increase of RMB 47.81 billion compared to 2019, with a year-on-year growth of 20.71%. In 2020, the actual sales revenue of China’s mobile game market reached RM 209.676 billion, an increase of RMB 51.565 billion compared with 2019, with a year-on-year growth of 32.61%, accounting for 75.24% of China’s mobile game market.

As incomes of urban residents in China continue to rise and quality of life continues to improve, toy demands are beginning to change. There is a shift away from traditional, medium- to low-end battery-operated toys, construction sets and decorative toys, towards innovative electronic toys and intelligent toys. Despite this economic and cultural shift, many industry players believe that toy and game companies continue to underestimate the spending power of China’s low-income groups. With average income rising at a rate of 8%-11% annually in China, wage earners are enjoying higher disposable incomes, which we believe will lead to an increase in demand for toys and games in China, particularly innovative and exciting products.

AR Industry

AR uses technology to add information — sounds, images and text — to the world we see. AR presents virtual information as reality and enables people to interact with the virtual environment. With AR, users perceive the real world with the addition of computer-generated sounds, images and text that are overlaid on specific objects. Users employ a mobile-connected device that is equipped with a camera, such as a smart phone or a tablet computer. The camera on the device scans the environment, feeding the mobile application’s image recognition capability. The mobile application’s AR content is triggered when specific images are recognized, such as quick response codes, borders and faces. For example, users manipulate the physical toy associated with the mobile game and the associated character in the mobile game will act accordingly. Regarding motion capture technology, the camera on the mobile device scans and captures the physical toy associated with the mobile game while the mobile game synchronizes the image of the physical toy in the mobile game, creating an immersive gaming experience. Location-based AR works in a similar manner, using devices equipped with a global positioning system or other location sensors. By using the device in a specific location or area, the mobile application’s AR content is triggered. AR seamlessly connects reality with virtual information by means of technology, and constructs virtual scenery.

The advancement and development of AR technology has brought additional creativity and engaging game play to traditional toy products. We believe the continued integration of AR technology into toys is a sustainable trend for the toy industry. We believe there are few direct competitors in the AR interactive toy market in China, and we hope to quickly seize the majority of this market share through our technological advantages and continued development and sales of our differentiated and innovative products.

We believe that China’s domestic environment is conducive to the development of the AR industry as a result of increases in annual disposable income and per capita expenditure and increases in the population aged 0-14 due to China’s two-child policy. Additionally, the Chinese government recently issued policies in support of the development of the AR industry. Despite the dual impact of COVID-19 and the global economic downturn, the AR/VR industry achieved many breakthroughs in terminals, software, applications and other aspects in 2020. The emergence of “residence economy” during the COVID-19 pandemic also gives AR/VR a realistic entrance at the business user end and the consumer user end simultaneously. China’s spending on AR/VR reached $6.6 billion in 2020, accounting for more than 54.7% of the global market share, ranking first among countries in spending on AR/VR. China’s focus is on the consumer sector and distribution and services, a trend that is expected to continue in 2021. While there are varied forecasts and estimates concerning the future market size of the AR industry, we believe that industry experts generally agree that the industry is expected to experience growth in the coming years.

We believe the presence of AR in the education field is also expected to increase. We believe the immersive AR experience is particularly attractive to children as it requires more engagement, and is more entertaining, than traditional learning methods. We believe AR can be used to trigger subconscious memorization, which tends to be more permanent than the memorization of text and we believe this can lead to longer and more accurate information retention.

The integration of wireless networks, such as the 5G network, with big data, artificial intelligence, virtualization, AR and other technologies creates constant internet connectivity within society. The increasing popularity of smart phones and smart portable devices together with the development of mobile internet technologies has promoted the use of AR interactive toys in China. The 5G network provides a key infrastructure for the development of the AR game industry. As a next-generation communication technology, the 5G network will provide users with more real-life experiences, such as ultra-high-definition video, social networks, and immersive games, which promote upgraded human interaction and intensifies crossover between the online and offline world. By using 5G networks, AR technology redefines the way humans interact with information, with their internet devices, and with their communities.

We believe that AR interactive toys and games will likely continue to be more appealing to children than traditional toys and games as a result of the cultural shift towards high-tech toys and the increased use of mobile-connected platforms. As a result, we believe AR interactive toys will dominate a significant portion of the toy market in the near future. The AR interactive toy industry in China is new and evolving. We believe that our innovative products, favorable government policies, increases in annual disposable income and per capita expenditure, and our patent portfolio provide us with substantial opportunities for growth within the AR interactive toy market and the more generalized AR and toy and game markets.

Competitive Strengths

We believe the following competitive strengths will continue to contribute to our success in the AR interactive toy and game market:

●	Advanced AR Technology in Interactive Entertainment – Our business model centers around toys, mobile games, and original intellectual property. By focusing on the development of our proprietary AR technologies, we differentiate ourselves from traditional toy companies that lack the technological sophistication required to enter the AR interactive toy industry. We believe our core technological advantage lies in the superiority of our image recognition and motion capture technologies

●	Community-Based Platform – We build gaming communities that integrate online and offline relationships and activities. We promote gaming events by hosting national gaming competitions, such as the AR Racer Championship 2017, and by attending at least two gaming exhibitions per year. These activities allow us to attract new users.

●	Multi-Platform Coverage – Our products cover multiple platforms including PCs, iOS and Android. Such multi-platform approach allows us to attract a broad base of users with diverse entertainment preferences.

●	Highly Engaged and Interactive Community – We build our brand and retain our users by promoting frequent interactions between users. Our content is highly dynamic, as our users are able to interact with each other which in turn bolsters their overall entertainment and the social experience offered by our platform.

●	Strong Research and Development – We believe the key to success in the AR interactive toy market is research and development. As such, we invest substantially in the research and development of AR technologies. We maintain two high quality research and development teams, responsible for hardware and software design.

●	Proprietary Intellectual Property – The core of our business is our proprietary technology. Our patents, trademarks, copyrights, and other intellectual property rights serve to distinguish our products, protect our products from infringement, and contribute to our competitive advantages. To secure the value of our technology and developments, we are aggressive in pursuing a combination of patent, trademark and copyright protection for our proprietary technologies.

●	Variety of Products and Comprehensive Business Model - We currently offer four primary product lines, each of which extends to several derivative products and mobile games and targets a large span of customers. We have created numerous original products that are well known and loved by our users such as “AR Crazy Bug”, “AR Racer”, and “AR 3D Magic Box.” We have also obtained the usage rights to various internationally well-known intellectual property designs. Using our expertise in AR technology, we are able to develop a variety of products that cater to the rapidly changing AR interactive toy and game market. We believe that our comprehensive business model, integrating research and development of AR technologies, original content and appearance design, and promotion and sales of AR interactive toys through various channels, including e-commerce, distributors and our newly launched experience stores, encourages our sustained growth in the marketplace.

●	Strong Sales and Marketing Distribution - Our sales and marketing team is experienced and has fostered successful, long-term relationships with our partnered distributors. We promote our brand through a series of marketing and public relationship activities, including traditional marketing means, including internet, outdoor displays, and events such as hosting a national gaming competition, the National AR Racer Championship 2017.

●	Experienced Management Team – Our management team consists of seasoned executives with several years of experience in broad management roles. We foster and encourage a highly committed management team that includes employees specialized in AR technology and equipment, as well as sales and marketing. Our management team also has a defined vision of the market and a directive growth strategy. Their global professional experience continues to propel us to the forefront of the AR interactive toy industry in China and set us apart from our peers. Our team’s collective experience and strong execution capabilities enable us to grow successfully, manage our operations, and promote our premium brand.

●	Award Winning and Recognized Brand –In March 2012, we were appointed as vice-chairman of the Animation Game Industry in the Fujian Province. In February 2014, we were approved as a Xiamen Technology-based Medium and Small-Sized Enterprise of 2014. We were named Xiamen Intellectual Property Pilot Enterprise of 2014-2015. In May 2016, Blue Hat Fujian was officially listed on the New Third Board in China. China’s over-the-counter stock market, and was subsequently delisted in May 2018, per Blue Hat Fujian’s request. These accolades contribute to our brand recognition.

Our Strategy

Our mission is to provide high quality, cutting edge interactive entertainment products and services to our users and we aspire to become one of the most popular technology-enabled entertainment communities for the young generation in China.

We intend to continue to focus our efforts on our AR interactive toys to combine technology, physical toys and mobile application games to add interactive gameplay to traditional toys. We plan to pursue the following growth strategies to expand our business and further extend our position in the AR interactive toy market in China:

●	Enhance Game Content –As a direct result of our advanced AR technologies, we are, and must continue to be, able to alter game content quickly to adapt to the fast changing market. We also intend to cater our product design towards children’s expressions, interests, creativity, memory, and logic, manipulation and physical coordination abilities. By enhancing game and product content, we hope to both retain existing customers and attract new ones.

●	Substantial Investment in Research and Development – We intend to continue to increase our investment in research and development and improve our research and innovation capacity by implementing a new product development plan to enhance the quality and novelty of our products, maintain and grow our intellectual property portfolio, and design our product appearances with images that are welcomed by children. We also intend to implement a technical innovation plan to increase our market share in the children’s toy market and to emphasize our research and development of (i) unique appearances and structural designs, (ii) technical optimization and (iii) maintenance of user-friendly operations.

●	Increase the Variety of AR Entertainment Products – We intend to devote significant resources to enhancing our current products and developing new products. We plan to expand our product lines on four fronts: (i) over the next two years, we intend to develop two complementary products to AR Racer: AR Plane and AR Tank; (ii) we intend to continue to obtain usage rights to various internationally well-known intellectual property designs from video games, comics and animations, and (iii) we intend to launch two new product lines: Fidolle and Qi.

●	Enhance IDC Business – In November 19, 2020, we cooperated with China Mobile to add new channels for our products, as we immediately began seeing greater traffic for our mobile products. In addition, we provided a more flexible and efficient service and marketing model, thus improving the interaction and service with end customers. We believe that this business cooperation may generate a stable and sustainable profit and further the expansion and brand recognition of our products. Following the agreement, both companies have worked to secure agreements from larger multi-national companies in addition to Blue Hat’s existing product portfolio.

To implement our growth strategy, we intend to hire talented personnel to enrich our management team and strengthen our business.

Sales and Marketing

Our marketing operations consist of a planning department, a sales department, an e-commerce department and a product department. We are in the process of expanding our e-commerce sales team, and we are transitioning from single, offline promotional activities to diversified, online interactive marketing and digital marketing. We intend to increase our branding and advertising activities via online communities, social media and television, thus increasing our brand awareness.

We have an experienced sales team with more than 35 staff members, many of which several years of sales experience. Currently, our sales are primarily derived from developed regions in China such as Jiangsu and Zhejiang. We intend to expand into more diverse regions of China in an effort to increase our market share. Currently, we have four subsidiaries located in Hunan, Fujian and Shenyang, responsible for sales and marketing.

We intend to continue building our salesforce and enhancing our sales power. We plan to penetrate the market further through our physical presence in stores and our e-commerce platforms. We also plan to establish flexible and diversified sales channels. For sales in China, we plan to continue to use distributors and our sales team will engage e-commerce channels. We also intend to continue to partner with provincial Chinese distributors to expand both our online and offline sales channels and to further infiltrate sales regions.

We believe that the key factors influencing our sales patterns are as follows:

●	Consumer Groups – We believe that China’s extensive population base demonstrates the market potential in China. We believe that demand for AR interactive toys will continue to expand as China’s population continues to grow.

●	Consumption Patterns and Consumption Habits – We believe that the development and increasing popularity of mobile payment systems and applications, internet and e-commerce shopping, along with the rapid growth of the Chinese social economy have greatly impacted the consumption patterns of Chinese society. Increased consumption habits of the general public allow for significant growth of AR products as people are more likely to spend money on entertainment, particularly entertainment that operates on the same wireless technology platforms as their computers and mobile devices, such as our products.

●	Seasonal Factors – The majority of our sales typically occur in the second half of the year during traditional Chinese holidays due to promotional activities and increased sales that typically accompany holiday shopping.

Our long-term branding development plan centers around brand recognition and increasing our brand awareness through the use of branding strategies such as market surveys, series designs and after-sales investigations. Our goal is to obtain a thorough understanding of user preferences and purchasing trends in order to increase confidence in our product quality, heighten brand loyalty, and increase the overall value of our brand. We intend to alter our product designs to meet consumers’ needs and adjust to market changes accordingly.

As described above, we are in the process of expanding our brand to physical experience stores in order to engage consumers, create user loyalty and introduce new users to our products. We are leveraging our experience and insight into traditional toy and gaming industries and our strength in AR technologies to build experience stores that provide customers with a variety of AR interactive activities, as well as a location to purchase AR interactive toys.

Product Quality

We emphasize the importance of quality and safety in our products throughout our product life cycle. During the product development stage, our specialized quality control engineers submit sample products for inspection before the products leave our on-site studio. Each product design also undergoes stringent tests for sample confirmation and material selection before any orders are placed with suppliers. All product changes are repeatedly tested repeatedly and fully verified before production is altered accordingly.

Our manufacturers are selected based on their productivity and are then evaluated based on our production requirements, including management needs, technical skills, file management, quality control, and company size. After a supplier is examined and confirmed by each of our relevant departments, it will be included in our supplier directory. We also conduct field assessments of our long-term suppliers from time to time.

Our products also undergo a series of quality inspections throughout the manufacturing process, including material confirmation, initial workpiece inspection, process inspection and delivery inspection. All of our products currently comply with China 3C standards, China’s toy industry safety standards, as revised on January 1, 2016 by GB6675-2003 National Toy’s Safety Technical Specifications, and the American Society for Testing and Materials standards.

Intellectual Property

The core of our business is our proprietary technology. As a result, we strive to maintain a robust intellectual property portfolio. Our patents, trademarks, copyrights, and other intellectual property rights serve to distinguish and protect our products from infringement and contribute to our competitive advantages. To secure the value of our technology and developments, we are aggressive in pursuing a combination of patent, trademark, and copyright protection for our proprietary technologies. As of January 27, 2021, our intellectual property portfolio included 207 authorized patents, 14 applications for PCT international patents, 738 artistic copyrights, 62 patents pending in various stages of the application process, 13 applications for PCT international patents, 90 registered trademarks and 28 software copyrights.

Research and Development

We believe the key to success in the AR interactive toy market is research and development. As such, we have invested, and intend to continue to invest, substantial resources in the research and development of AR interactive technologies. We maintain two high quality research and development teams responsible for hardware and software design. Both research and development teams consist of 49 AR specialists, including many top talented individuals in the AR field, and are led by individuals with experience from China’s prominent internet game developers and operators. Approximately 28 members of our research and development team are based in Xiamen, mainly focusing on the research and development of electronic toys, AR games and products for licensing. Approximately 21 members of our research and development team are based at our Fuzhou branch, focusing on mobile games and AR game research and development. We also cooperate with several third party research and development teams. For example, we are partnering with Fujian Normal University Embedded Development Laboratory on the development of our Qi Platform. For example, we provide the funding for the project with Fujian Normal University, and in turn, we are able to use the facilities of Fujian Normal University and retain the intellectual property developed during the project.

Our research and development process for a new or enhanced product typically starts with our research and development team brainstorming with our marketing and sales team to create new ideas and designs containing popular elements. Our marketing and sales team will gather information about the market demand from distributors through exhibitions that they attend. Our marketing and sales team and our research and development team will hold meetings to discuss and summarize the information and determine which potential products they expect to be popular among existing and new customers. Our research and development team will then determine the feasibility of the proposed new products. From time to time, our research and development team will generate ideas for new products from a technological perspective and communicate such ideas with the marketing and sales team. These ideas are then presented to our senior management team for approval. If the proposal is approved by senior management, the company will officially establish the project of developing the new product.

Our standard research and development cycle per product is approximately eight months. Initial product development usually takes two to three months in order to produce quality product samples. For product samples put into production, it usually takes an additional four to eight months for further development and design.

Our research and development department is currently focusing on the further advancement of the technology used in our products, including photosensitive induction technology, gesture-sensor technology, infrared induction technology and AR identification technology. We have invested, and will continue to invest, substantial resources in our research and development activities, including technology and game development.

Recent Business Updates

Blue Hat Interactive Entertainment Technology (“Blue Hat” or the “Company”) (NASDAQ: BHAT), a producer, developer and operator of augmented reality (“AR”) interactive entertainment games, toys and educational materials in China, today announced that it has partnered with Xiamen Xing Meng Wei Lai Culture Media Co. LTD (“Xing Meng Wei Lai”) , a leading Chinese multi-channel network (“MCN”) and internet content development agency, to build Direct-to-Consumer (“DTC”) social content marketing channels via short videos and live streaming. Through the partnership, Blue Hat expects to gradually release its product line on various popular short video and live streaming platforms, including Douyin (TikTok).

In 2020, COVID-19 negatively impacted most of the physical industry, but the direct seeding electricity supplier industry has gone against this trend. It has become an important way for many industries to resume production and make up for sales losses. AI media consulting analysts believe that with the continuous expansion of the “people and goods yard” of the live broadcasting e-commerce industry, live broadcasting will gradually penetrate into all fields of e-commerce. It is expected that the overall scale of live broadcasting e-commerce will continue to maintain relatively high growth in 2021, with the scale approaching 1,201.2 billion yuan.

In recent years, content-driven e-commerce has been surging in China. Taobao Live, Alibaba Group’s dedicated livestreaming channel, thrived in 2019 with livestreaming-led transactions growing over 150% for three consecutive years. Live streaming has become one of the fastest growing forms of e-commerce in China with over 500 million Chinese users. A study by iiMedia Research shows that the market size of Chinese live streaming e-commerce reached RMB 433.8 billion ($61.5 billion) in 2019, and is projected to double to RMB867,6 billion ($123 billion) in 2020. In the past, the majority of toy product sales came from the offline market. The COVID-19 pandemic has led to an increase in the amount of time parents and children interact at home on a daily basis. Accordingly, Blue Hat has been taking initiatives to shift its marketing focus to produce more social media and live stream content.

Based on Blue Hat’s product line, application scenarios and interactive features, Xing Meng Wei Lai intends to provide services from conception to execution, including customized planning for live streaming events, design and launch of online stores, and additional content-driven e-commerce promotions.

Blue Hat has signed a three-year partnership with Sutesen to expand Blue Hat’s Smart Immersive Education Classes, or “AR Immersive Classes” (“ARIC”), in Guangxi province, China. The partnership aims to commercially launch ARIC in up to 1,000 Guangxi preschools in three years.

The ARIC system encompasses the full collection of Blue Hat’s immersive educational products that utilize AR technology to create a dynamic and engaging model for teaching in China’s preschools. Based on Blue Hat’s proprietary AR technology, the ARIC system greatly enriches children’s learning experience as well as enables educators to track and analyze learning behavior of students.

Blue Hat previously implemented ARIC on a trial basis in more than ten preschools in China’s Fujian and Guangdong provinces and received positive feedback from teachers and students.

As part of the 3-year exclusive distribution agreement, Blue Hat has authorized Sutesen as the exclusive distributor for the ARIC system in the Guangxi province. For each preschool which licenses a full set of the ARIC system, Blue Hat will receive a monthly subscription fee of RMB 4,000-4,800 (approximately US$570-620) based on a multi-year contract. There are more than 10,000 preschools in Guangxi, with a pressing demand for high-quality preschool education. Multiple places in Guangxi province recently announced reopening dates for preschools following closures due to the COVID-19 pandemic in China, and Blue Hat believes such reopenings may provide a good opportunity for the launch of Blue Hat’s ARIC system in Guangxi.

Competition

Our business is characterized by innovation, rapid change and disruptive technology. We compete with AR interactive toy companies located around the world, and we may also face competition from new and emerging companies, including new competitors from the PRC. We consider our principal competitors to be those companies that provide educational AR game products to the market, including Shanghai Putao Technology Co., Ltd. and Sphero, Inc. We also compete with Nintendo of America Inc.’s amiibo product line.

Compared to our company, our current and potential competitors may have:

●	better established credibility and market reputations, longer operating histories, and broader product offerings;

●	significantly greater financial, technical, marketing and other resources, which may allow them to pursue design, development, manufacturing, sales, marketing, distribution and service support of their products;

●	more extensive customer and partner relationships, which may position them to identify and respond more successfully to market developments and changes in customer demands; and

●	multiple product offerings, which may enable them to offer bundled discounts for customers purchasing multiple products or other incentives that we cannot match or offer.

The principal competitive factors in our market include:

●	brand recognition and reputation;

●	ability to build customer loyalty, retain existing users and attract new users;

●	continually-evolving innovation and research and development; and

●	the performance and reliability of products and platforms.

We believe we compete favorably with respect to the factors described above.

Facilities

Our principal executive office is located at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009, where we lease 15,336 square feet of office space. We lease this space under a lease that terminates on January 9, 2022. We also lease 2,314 square feet of office space located at Room 402, Floor 4, Industrial Design Center, Cross-Straight Longshan Culture Creative Industry Park, No. 84 South Longshan Road, Siming District, Xiamen, China under a lease that terminates on January 5, 2022. In addition, we lease 23,343 square feet of factory space located at Building 3, Dong Wai Yi Road, East Industrial Park, Datong Road, Tongan District, Xiamen, China under a lease that terminates on December 19, 2022. In addition, we lease 5,166 square feet of office space located at Room 713-723, Floor 7, Building #34, District C, Fuzhou Software Park, No. 89 Software Avenue, Tong Pan Road, Fuzhou, China under a lease that terminates on July 24, 2022.

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any such expansion of our operations.

Employees

As of December 31, 2020, we had 111 employees, all of which were full-time employees.

We have also engaged subcontractors to assist us with our manufacturing. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have never experienced any employment related work stoppages, and we consider our relations with our employees to be good.

Legal Proceedings

We are not currently a party to any legal or arbitration proceedings, including those relating to bankruptcy, receivership or similar proceedings and those involving any third party, nor any governmental proceedings pending or known to be contemplated, that in the opinion of our management would have a material adverse effect on our business or that may have, or have had in the recent past, significant effects on our financial position or profitability. However, from time to time, we may be involved in legal proceedings or be subject to claims arising out of our operations. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

REGULATION

The following sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Legal Regulations on Intellectual Property in the PRC

Copyright

Pursuant to the Copyright Law of the PRC, which was first promulgated by the Standing Committee of the National People’s Congress on September 7, 1990 and became effective from June 1, 1991, and was last amended on February 26, 2010 and became effective as of April 1, 2010, copyrights include personal rights such as the right of publication and that of attribution as well as property rights such as the right of production and that of distribution. Reproducing, distributing, performing, projecting, broadcasting or compiling a work or communicating the same to the public via an information network without permission from the owner of the copyright therein, unless otherwise provided in the Copyright Law of the PRC, shall constitute infringements of copyrights. The infringer shall, according to the circumstances of the case, undertake to cease the infringement, take remedial action, and offer an apology, pay damages, etc.

Trademark

Pursuant to the Trademark Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress on August 23, 1982 and became effective from March 1, 1983, and was most recently amended on August 30, 2013 and became effective on May 1, 2014, the right to exclusive use of a registered trademark shall be limited to trademarks which have been approved for registration and to goods for which the use of such trademark has been approved. The period of validity of a registered trademark shall be ten years, counted from the day the registration is approved. According to this law, using a trademark that is identical to or similar to a registered trademark in connection with the same or similar goods without the authorization of the owner of the registered trademark constitutes an infringement of the exclusive right to use a registered trademark. The infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages, etc.

Patent

Pursuant to the Patent Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress on March 12, 1984 and became effective from April 1, 1985, and was most recently amended on December 27, 2008, and was most recently amended on December 27, 2008 and became effective on October 1, 2009, after the grant of the patent right for an invention or utility model, except where otherwise provided for in the Patent Law, no entity or individual may, without the authorization of the patent owner, exploit the patent, that is, make, use, offer to sell, sell or import the patented product, or use the patented process, or use, offer to sell, sell or import any product which is a direct result of the use of the patented process, for production or business purposes. And after a patent right is granted for a design, no entity or individual shall, without the permission of the patent owner, exploit the patent, that is, for production or business purposes, manufacture, offer to sell, sell, or import any product containing the patented design. Where the infringement of patent is decided, the infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages, etc.

Domain Name

Pursuant to the Administrative Measures on Internet Domain Names of China, which was recently amended by the Ministry of Industry and Information Technology on August 24, 2017 and became effective on November 1, 2017, “domain name” shall refer to the character mark of hierarchical structure, which identifies and locates a computer on the internet and corresponds to the internet protocol (IP) address of that computer, and the principle of “first come, first serve” is followed for the domain name registration service. After completing the domain name registration, the applicant becomes the holder of the domain name registered by him/it. Furthermore, the holder shall pay operation fees for registered domain names on schedule. If the domain name holder fails to pay the corresponding fees as required, the original domain name registrar shall write it off and notify the holder of the domain name in written form.

Legal Regulations on Labor Protection in the PRC

According to the Labor Law of the PRC, or the Labor Law, which was promulgated by the Standing Committee of the NPC on July 5, 1994, came into effect on January 1, 1995, and was most recently amended on December 29, 2018, an employer shall develop and improve its rules and regulations to safeguard the rights of its workers. An employer shall develop and improve its labor safety and health system, stringently implement national protocols and standards on labor safety and health, conduct labor safety and health education for workers, guard against labor accidents and reduce occupational hazards. Labor safety and health facilities must comply with relevant national standards. An employer must provide workers with the necessary labor protection gear that complies with labor safety and health conditions stipulated under national regulations, as well as provide regular health checks for workers that are engaged in operations with occupational hazards. Laborers engaged in special operations shall have received specialized training and have obtained the pertinent qualifications. An employer shall develop a vocational training system. Vocational training funds shall be set aside and used in accordance with national regulations and vocational training for workers shall be carried out systematically based on the actual conditions of the company.

The Labor Contract Law of the PRC, which was promulgated by the SCNPC on June 29, 2007, came into effect on January 1, 2008, and was amended on December 28, 2012 and became effective as of July 1, 2013, and the Implementation Regulations on Labor Contract Law, which was promulgated on September 18, 2008, and became effective since the same day, regulate both parties through a labor contract, namely the employer and the employee, and contain specific provisions involving the terms of the labor contract. It is stipulated under the Labor Contract Law and the Implementation Regulations on Labor Contract Law that a labor contract must be made in writing. An employer and an employee may enter into a fixed-term labor contract, an un-fixed term labor contract, or a labor contract that concludes upon the completion of certain work assignments, after reaching agreement upon due negotiations. An employer may legally terminate a labor contract and dismiss its employees after reaching agreement upon due negotiations with the employee or by fulfilling the statutory conditions. Labor contracts concluded prior to the enactment of the Labor Law and subsisting within the validity period thereof shall continue to be honored. With respect to a circumstance where a labor relationship has already been established but no formal written contract has been made, a written labor contract shall be entered into within one month from the commencement date of the employment.

According to the Interim Regulations on the Collection and Payment of Social Insurance Premiums, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance and the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in the PRC shall provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance. An enterprise must provide social insurance by processing social insurance registration with local social insurance agencies, and shall pay or withhold relevant social insurance premiums for or on behalf of employees. The Law on Social Insurance of the PRC, which was promulgated by the Standing Committee of the National People’s Congress on October 28, 2010, and became effective on July 1, 2011, and was most recently updated on December 29, 2018, has consolidated pertinent provisions for basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance, and has elaborated in detail the legal obligations and liabilities of employers who do not comply with relevant laws and regulations on social insurance.

According to the Interim Measures for Participation in the Social Insurance System by Foreigners Working within the Territory of China, which was promulgated by the Ministry of Human Resources and Social Security on September 6, 2011, and became effective on October 15, 2011, employers who employ foreigners shall participate in the basic pension insurance, unemployment insurance, basic medical insurance, occupational injury insurance, and maternity leave insurance in accordance with the relevant law, with the social insurance premiums to be contributed respectively by the employers and foreigner employees as required. In accordance with such Interim Measures, the social insurance administrative agencies shall exercise their right to supervise and examine the legal compliance of foreign employees and employers and the employers who do not pay social insurance premiums in conformity with the laws shall be subject to the administrative provisions provided in the Social Insurance Law and the relevant regulations and rules mentioned above.

According to the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Counsel and became effective on April 3, 1999, and was amended on March 24, 2002 and was partially revised on March 24, 2019 by Decision of the State Council on Revising Some Administrative Regulations (Decree No. 710 of the State Council), housing provident fund contributions by an individual employee and housing provident fund contributions by his or her employer shall belong to the individual employee. Registration by PRC companies at the applicable housing provident fund management center is compulsory and a special housing provident fund account for each of the employees shall be opened at an entrusted bank.

The employer shall timely pay up and deposit housing provident fund contributions in full amount and late or insufficient payments shall be prohibited. The employer shall process housing provident fund payment and deposit registrations with the housing provident fund administration center. With respect to companies who violate the above regulations and fail to process housing provident fund payment and deposit registrations or open housing provident fund accounts for their employees, such companies shall be ordered by the housing provident fund administration center to complete such procedures within a designated period. Those who fail to process their registrations within the designated period shall be subject to a fine ranging from RMB 10,000 to RMB 50,000. When companies breach these regulations and fail to pay up housing provident fund contributions in full amount as due, the housing provident fund administration center shall order such companies to pay up within a designated period, and may further apply to the People’s Court for mandatory enforcement against those who still fail to comply after the expiry of such period.

Legal Regulations on Tax in the PRC

Income Tax

In January 2008, the PRC Enterprise Income Tax Law took effect, which was last amended by the Standing Committee of the National People’s Congress on December 29, 2018. The PRC Enterprise Income Tax Law applies a uniform 25 percent enterprise income tax rate to both FIEs and domestic enterprises, except where tax incentives are granted to special industries and projects. The PRC Enterprise Income Tax Law defines “resident enterprise” as an enterprise established outside of the territory of China but with its “de facto management body” within China, which will also be subject to the 25% enterprise income tax rate. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts, and properties of an enterprise. Under the PRC Enterprise Income Tax Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008, and payable to its foreign investor may be subject to a withholding tax rate of 10 percent if the PRC tax authorities determine that the foreign investor is a Non-resident Enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008, are exempt from PRC withholding tax.

In January 2009, the SAT promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises, or the Non-resident Enterprises Measures, which was repealed by Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises in December 2017. According to the new announcement, it shall apply to handling of matters relating to withholding at source of income tax of non-resident enterprises pursuant to the provisions of Article 37, Article 39 and Article 40 of the Enterprise Income Tax Law. According to Article 37, Article 39 of the Enterprise Income Tax Law, income tax over non-resident enterprise income pursuant to the provisions of the third paragraph of Article 3 shall be subject to withholding at the source, where the payer shall act as the withholding agent. The tax amount for each payment made or due shall be withheld by the withholding agent from the amount paid or payable. Where a withholding agent fails to withhold tax or perform tax withholding obligations pursuant to the provisions of Article 37, the taxpayer shall pay tax at the place where the income is derived. Where the taxpayer fails to pay tax pursuant to law, the tax authorities may demand payment of the tax amount payable, from a payer of the taxpayer with payable tax amounts from other taxable income items in China.

On April 30, 2009, the MOF and the SAT jointly issued the Circular on Issues Concerning Treatment of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59, which became effective retroactively as of January 1, 2008 and was partially revised on January 1, 2014. By promulgating and implementing this circular, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a Non-resident Enterprise.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Relating to Enterprise Income Tax of Transfers of Assets between Non-resident Enterprises, or SAT Bulletin 7, which was partially abolished on December 29, 2017. SAT Bulletin 7 extends its tax jurisdiction to transactions involving transfer of immovable property in China and assets held under the establishment, and placement in China, of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Bulletin 7 also addresses transfer of the equity interest in a foreign intermediate holding company broadly. In addition, SAT Bulletin 7 introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the Indirect Transfer as they have to assess whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017 and was revised on June 15, 2018. The SAT Bulletin 37 further clarifies the practice and procedure of withholding of non-resident enterprise income tax.

If non-resident investors were involved in our private equity financing, if such transactions were determined by the tax authorities to lack reasonable commercial purpose, we and our non-resident investors may be at risk of being required to file a return and be taxed under SAT Bulletin 7 and we may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we should not be held liable for any obligations under SAT Bulletin 7.

Value-Added Tax

According to the Temporary Regulations on Value-added Tax, which was most recently amended on November 19, 2017, and the Detailed Implementing Rules of the Temporary Regulations on Value-added Tax, which was amended on October 28, 2011, and became effective on November 1, 2011, all taxpayers selling goods, providing processing, repair or replacement services or importing goods within the PRC shall pay Value-Added Tax. The tax rate of 17 percent shall be levied on general taxpayers selling or importing various goods; the tax rate of 17 percent shall be levied on the taxpayers providing processing, repairing or replacement service; the applicable rate for the export of goods by taxpayers shall be nil, unless otherwise stipulated. On April 4, 2018, the Ministry of Finance and the SAT jointly issued the Notice of Adjustment of Value-added Tax Rates which declared that the VAT tax rate in regard to the sale of goods, provision of processing, repairs and replacement services and importation of goods into China shall be reduced from the previous 17% to 16% from May 1, 2018.

Furthermore, according to the Trial Scheme for the Conversion of Business Tax to Value-added Tax, which was promulgated by the MOF and the SAT, the PRC began to launch taxation reforms in a gradual manner in January 1, 2012, whereby the collection of value-added tax in lieu of business tax items was implemented on a trial basis in regions showing significant radiating effects in economic development and providing outstanding reform examples, beginning with production service industries such as transportation and certain modern service industries.

In accordance with a SAT circular that took effect on May 1, 2016, upon approval of the State Council, the pilot program of the collection of value-added tax in lieu of business tax shall be promoted nationwide in a comprehensive manner starting May 1, 2016, and all taxpayers of business tax engaged in the building industry, the real estate industry, the financial industry and the life service industry shall be included in the scope of the pilot program with regard to payment of value-added tax instead of business tax.

Regulations on Foreign Exchange

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules, as amended, and various regulations issued by SAFE and other relevant PRC government authorities, Renminbi is freely convertible to the extent of current account items, such as trade related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, unless expressly exempted by laws and regulations, still require prior approval from SAFE or its provincial branch for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside of the PRC. Payments for transactions that take place within the PRC must be made in Renminbi. Foreign currency revenues received by PRC companies may be repatriated into China or retained outside of China in accordance with requirements and terms specified by SAFE.

Dividend Distribution

Wholly foreign-owned enterprises and Sino-foreign equity joint ventures in the PRC may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, these FIEs may not pay dividends unless they set aside at least 10 percent of their respective accumulated profits after tax each year, if any, to fund certain reserve funds, until such time as the accumulative amount of such fund reaches 50 percent of the enterprise’s registered capital. In addition, these companies also may allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends.

Regulations Relating to Foreign Exchange Registration of Overseas Investment by PRC Residents

Circular 37, issued by SAFE and effective on July 4, 2014, regulates foreign exchange matters in relation to the use of SPVs by PRC residents or entities to seek offshore investment and financing and conduct round trip investment in China. Under Circular 37, a SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate domestic or offshore assets or interests, while “round trip investment” refers to the direct investment in China by PRC residents or entities through SPVs, namely, establishing FIEs to obtain the ownership, control rights and management rights. Circular 37 requires that, before making contribution into a SPV, PRC residents or entities are required to complete foreign exchange registration with the SAFE or its local branch. SAFE Circular 37 further provides that option or share-based incentive tool holders of a non-listed SPV can exercise the options or share incentive tools to become a shareholder of such non-listed SPV, subject to registration with SAFE or its local branch.

PRC residents or entities who have contributed legitimate domestic or offshore interests or assets to SPVs but have yet to obtain SAFE registration before the implementation of the Circular 37 shall register their ownership interests or control in such SPVs with SAFE or its local branch. An amendment to the registration is required if there is a material change in the registered SPV, such as any change of basic information (including change of such PRC “resident’s name” and operation term), increases or decreases in investment amounts, transfers or exchanges of shares, or mergers or divisions. Failure to comply with the registration procedures set forth in Circular 37, or making misrepresentation on or failure to disclose controllers of a FIE that is established through round-trip investment, may result in restrictions on the foreign exchange activities of the relevant FIEs, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

On March 30, 2015, the SAFE promulgated Circular 19, which came into effect on June 1, 2015. According to Circular 19, the foreign exchange capital of FIEs shall be subject to the Discretional Foreign Exchange Settlement. The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account of a FIE for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operational needs of the FIE. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital of a FIE is temporarily determined to be 100%. The Renminbi converted from the foreign exchange capital will be kept in a designated account and if a FIE needs to make further payment from such account, it still needs to provide supporting documents and go through the review process with the banks.

SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or Circular 16, on June 9, 2016, which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including foreign currency capital and foreign debts) on a discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementations, it is uncertain how these rules will be interpreted and implemented.

Regulations on loans to and direct investment in the PRC entities by offshore holding companies

According to the Implementation Rules for the Provisional Regulations on Statistics and Supervision of Foreign Debt promulgated by SAFE on September 24, 1997 and the Interim Provisions on the Management of Foreign Debts promulgated by SAFE, the NDRC and the MOF and effective from March 1, 2003, loans by foreign companies to their subsidiaries in China, which accordingly are FIEs, are considered foreign debt, and such loans must be registered with the local branches of the SAFE. Under the provisions, the total amount of accumulated medium-term and long-term foreign debt and the balance of short-term debt borrowed by a FIE is limited to the difference between the total investment and the registered capital of the foreign- invested enterprise.

On January 12, 2017, the People’s Bank of China promulgated the Circular of the People’s Bank of China on Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9, which took effect on the same date. The PBOC Circular 9 established a capital or net assets-based constraint mechanism for cross-border financing. Under such mechanism, a company may carry out cross-border financing in Renminbi or foreign currencies at their own discretion. The total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit is calculated as capital or assets multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter.

In addition, according to PBOC Circular 9, as of the date of the promulgation of PBOC Circular 9, a transition period of one year is set for foreign-invested enterprises and during such transition period, FIEs may apply either the current cross-border financing management mode, namely the mode provided by Implementation Rules for the Provisional Regulations on Statistics and Supervision of Foreign Debt and the Interim Provisions on the Management of Foreign Debts, or the mode in this PBOC Circular 9 at its sole discretion. After the end of the transition period, the cross-border financing management mode for FIEs will be determined by the People’s Bank of China and SAFE after assessment based on the overall implementation of this PBOC Circular 9.

According to applicable PRC regulations on FIEs, capital contributions from a foreign holding company to its PRC subsidiaries, which are considered FIEs, may only be made when approval by or registration with the MOFCOM or its local counterpart is obtained.

Regulations Relating to Foreign Investment

The Guidance Catalogue of Industries for Foreign Investment

Investment activities in the PRC by foreign investors are governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by the MOFCOM and the NDRC. The latest version of the Catalogue became effective from July 28, 2017, which was partially abolished by Special Administrative Measures (Negative List) for Foreign Investment Access (Edition 2018). The Catalogue divides industries into three categories in terms of foreign investment: “encouraged”, “restricted” and “prohibited.” The purpose of the Catalogue is to direct foreign investment into certain priority industry sectors while restricting or prohibiting investment in other sectors. If the investment falls within the “encouraged” category, foreign investment can be conducted through the establishment of a WFOE. If the investment falls within the “restricted” category, foreign investment may be conducted through the establishment of a WFOE if certain requirements are met or in some cases must be conducted through the establishment of a joint venture enterprise, with varying minimum shareholdings for the Chinese party, depending on the particular industry. If the investment falls within the “prohibited” category, foreign investment of any kind is not allowed. Any investment that occurs within an industry not falling into any of three categories is classified as a permitted industry for foreign investment.

On June 28, 2018, the National Development and Reform Commission and Ministry of Commerce promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (Edition 2018), which took effect on July 28, 2018. The Special Administrative Measures (Negative List) for Foreign Investment Access specified in the Catalogue of Industries for Foreign Investment (Revision 2017) issued by the National Development and Reform Commission and the Ministry of Commerce on June 28, 2017 are repealed simultaneously, while the Catalogue is still valid.

The Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The Foreign Investment Law grants national treatment to foreign-invested entities, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list”. Because the “negative list” has yet to be published, it is unclear whether it will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). The Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list”, such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list”, the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

The PRC government will establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Company Law

Pursuant to the PRC Company Law, promulgated by the Standing Committee of the National People’s Congress on December, 29 1993, effective as of July 1, 1994, and as revised on December 25, 1999, August 28, 2004, October 27, 2005, December 28, 2013 and October 26, 2018, the establishment, operation and management of corporate entities in the PRC are governed by the PRC Company Law. The PRC Company Law defines two types of companies: limited liability companies and limited stock companies.

Our PRC operating subsidiary is a limited liability company. Unless otherwise stipulated in the related laws on foreign investment, foreign invested companies are also required to comply with the provisions of the PRC Company Law.

Laws and Regulations on the Protection of Consumer Rights and Interests

Business operators in the business of supplying and selling manufactured goods or services to consumers, shall comply with the Law of the PRC on the Protection of Consumer Rights and Interests (the “Consumer Rights Protection Law”) promulgated by the SCNPC on October 31, 1993, and effective as of January 1, 1994, and revised on August 27, 2009 and October 25, 2013.

According to the Consumer Rights Protection Law, business operators must ensure that the goods or services provided by them meet the requirements for safeguarding personal and property safety. For goods and services that may endanger personal and property safety, consumers should be provided with a true description and an explicit warning, as well as a description and indication of the proper way to use the goods or accept the services and the methods of preventing the occurrence of a hazard. If the goods or services provided by the business operators cause personal injuries to consumers or third parties, the business operators shall compensate the injured parties for their losses.

Contract Law

All of our contracts are subject to the PRC contract law. Under PRC contract law, a natural person, legal person or other legally established organization shall have full capacity of civil right and civil conduct while entering into a contact. Except as otherwise required by other laws and regulations, the formation, validity, performance, modification, assignment, termination, and liability for breach of a contract are stipulated by PRC contract law. A contracting party who failed to perform or failed to fulfill its contractual obligation shall bear the responsibility of a continued duty to perform or to provide remedies and compensation as provided by PRC laws.

Product Quality Law

Pursuant to Product Quality Law of the PRC, promulgated on September 1, 1993 and amended in 2000, 2009 and 2018 respectively, producing or selling products that do not meet the standards or requirements for safeguarding human health or that constitute unreasonable threats to the safety of human life or property is prohibited. Where a defective product causes physical injury to a person or damage to his/her property, the injured party may claim compensation against the manufacturer or the distributor of such product.

Where any person produces or sells products that do not comply with the relevant national or industrial standards for safeguarding human health or constitute unreasonable threats to the safety of human life or property, the relevant authority will order the specific manufacturer or distributor to suspend the production or sale of defective products, confiscate the products produced or for sale, and impose a fine in an amount of up to three times the value of the defective products. Where illegal earnings were made or were involved, the relevant earnings will be confiscated accordingly. If the breach of regulation is serious, the business license of the relevant manufacturer and distributor may be revoked. If the relevant activities constitute a crime, the offender may be prosecuted.

PRC Laws and Regulations Relating to Advertising Business

The State Administration for Industry and Commerce, or SAI, is the primary governmental authority regulating advertising activities in China. The Advertisement Law of the PRC, which was most recently amended on October 26, 2018, the Administrative Regulations for Advertising, effective as of December 1, 1987, and the Administrative Provisions on Registration of Publishing of Advertisements, effective as of December 1, 2016 are the relevant regulations that apply to advertising businesses.

According to the above laws, regulations and rules, a company engaged in advertising activities must obtain, from the SAIC or its local branches, a business license that specifically includes operating an advertising business in its business scope. Failure to do so may lead to orders to rectify, fines and other penalties. An enterprise engaging in advertising not need to apply for registration of releasing advertisement, provided that such enterprise is not a radio station, television station, newspaper or magazine publisher or any other entity otherwise specified in the relevant laws or regulations. A radio station, television station, newspaper, magazine publisher or any other entity otherwise specified in the relevant laws or regulations may be subject to penalties, including fines, confiscation of advertising income and orders to rectify if it conducts advertising releasing activities without completing the required registration. The business license of an advertising company is valid for the duration of its existence unless the license is suspended or revoked due to a violation of any relevant laws or regulations. Foreign investors are permitted to own all equity interests in PRC advertising companies.

Regulations on Toy Recall System

Pursuant to Article 3 of the Regulations on the Administration of Recall of Children’s Toys (Order No. 101 of the State Administration of Quality Supervision, Inspection and Quarantine), the term “children’s toys” refers to products processed, sold, and designed or intended for children under 14 years of age to play. “Defects” referred to in the Regulations on the Administration of Recall of Children’s Toys refer to unreasonable dangers that are common in certain batches, models or categories of children’s toys and that endanger children’s health and safety due to design, production, instructions and other reasons. The term “recall” in the Regulations on the Administration of Recall of Children’s Toys refers to a situation in which manufacturers and distributors must recall defective toys in accordance with prescribed procedures and requirements. The producer or the sellers organized by the producer can effectively prevent and eliminate the damage caused by defects by supplementing or amending the consumption instructions, returning goods, changing goods, repairing goods, and so on.

Article 12 of the Regulations on the Administration of Recall of Children’s Toys stipulates that producers shall strengthen the management of information concerning the design of children’s toys, the purchase of raw materials, the production and sale of toys and the labeling of products, as well as consumer complaints, product injury accidents, product injury disputes and recalls of products abroad, and establish and improve relevant information archives. Article 13 of the Regulations on the Administration of Recall of Children’s Toys stipulates that sellers shall strengthen the management of children’s toys, information management such as purchasing and sales, and proper preservation of consumer complaints, product injury accidents, product injury disputes and other information files.

Article 14 of the Regulations on the Administration of Recall of Children’s Toys states that where the producer is aware that the children’s toy provided by him may be defective, the defect investigation shall be commenced immediately to confirm whether there is a defect.

Article 19 of the Regulations on the Administration of Recall of Children’s Toys states that where a defect in a children’s toy is confirmed by investigation, a risk assessment shall be made on the basis of the possibility, extent and scope of the damage to the child’s health and safety caused by the defect in the child’s toy, and a recall shall be carried out according to the result of the risk assessment.

Children’s Toy Recall Information and Risk Assessment Management Method

Children’s Toy Recall Information and Risk Assessment Management Method was formulated pursuant to the provisions of the Administrative Provisions on the Recall of Children’s Toys, promulgated and enforced as of January 31, 2008. This method is formulated for the purposes of scientifically and orderly managing the defect investigation and risk assessment of children’s toys. The Defective Products Management Center of State Administration of Quality Supervision, Inspection and Quarantine is in charge of the routine management of children’s toys recall, and mainly assists the State Administration of Quality Supervision, Inspection and Quarantine to establish and maintain information system for recall management, to organize expert database, to select testing and experimental institution, organizing defect investigation and risk assessment, etc. In the event of children’s toys recall, its basic information, consumers’ complaints, injury accidents, injury disputes and overseas recalls of its products, etc. shall be filed with the local quality supervision department by manufacturer in writing or electronically.

Law of the People’s Republic of China on Import and Export Commodity Inspection

Law on Import and Export Commodity Inspection became effective on August 1, 1989 for the first time, and was later revised and enforced on December 29, 2018. Law on Import and Export Commodity Inspection is the legal basis for inspection and supervision of import and export commodities. This law is formulated for the purposes of improving and regulating the inspection of import and export commodities, guaranteeing the quality of commodities, promoting the smooth development of China’s economic and trade relations with other countries. This law highlights the emphasis of inspection of import and export commodities, stipulates that commodity inspection agencies shall conduct compulsory inspection to import and export commodities which are listed in the Catalogue or required by other laws and regulations.

Law on Import and Export Commodity Inspection stipulates that import commodities subject to statutory inspection that have not been inspected must not be sold or used; export commodities subject to statutory inspection that have failed to pass the inspection must not be exported; packaging containers for dangerous export commodities shall apply for a test of the performance and use of such packaging containers, and no permission shall be granted for the export of dangerous commodities kept in packaging containers which have not passed the test. This Law applies to the management of 11 categories of import and export toy products, including soft toy, bamboo toy, plastic toy, ride-on toy, toy car, electric toy, paper toy, stationery like toy, soft modelling toy, ejecting toy and metal toy.

Implementation Regulations for the Law of the People’s Republic of China on Import and Export Commodity Inspection

Implementation Regulations for the Law of the People’s Republic of China on Import and Export Commodity Inspection was formulated pursuant to the provisions of the Law of the People’s Republic of China on Import and Export Commodity Inspection, adopted at the 101st executive meeting of the State Council on August 10, 2005 and effective as of December 1, 2005, later revised and enforced on March 2, 2019.

This regulation applies to the management of 11 categories of import and export toy products, including soft toy, bamboo toy, plastic toy, ride-on toy, toy car, electric toy, paper toy, stationery like toy, soft modelling toy, ejecting toy and metal toy.

Standardization Law of the People’s Republic of China

Standardization Law of the People’s Republic of China was passed by the fifth session of the Standing Committee of the Seventh National People’s Congress on December 29, 1988, and revised on November 4, 2017. This law is formulated for the purposes of developing socialist commodity economy, promoting scientific and technological advancement, improving the quality of products, adapting standardization work to the need for socialist modernization and external economic relationship development. This law applies to industrial product including toy product.

Regulations of the People’s Republic of China on Certification and Accreditation

Regulations of the People’s Republic of China on Certification and Accreditation became effective as of September 3, 2003, and was later revised on February 6, 2016. This regulation is formulated for the purposes of standardizing certification and accreditation, improving the quality of products and services and management standard. This regulation applies to all certification agencies, certification services and accreditation services in the PRC.

Administrative Regulations on Compulsory Product Certification

Administrative Regulations on Compulsory Product Certification was formulated pursuant to the provisions of the Regulations of the People’s Republic of China on Certification and Accreditation and other laws, regulations and relevant provisions of the State, was adopted by the General Administration of Quality Supervision, Inspection and Quarantine on July 3, 2009 and became effective as of September 1, 2009. For products that are subject to compulsory product certification, the PRC will unify the product catalogue (hereinafter referred to as catalogue), the compulsory requirements, standards and conformity assessment procedures for technical specifications, the certification marks. The particular products specified by the PRC may not be delivered, sold, imported or used in other business activities until they are certified and labeled with a certification mark. The product catalogue includes manufactured toy product.

GB 6675-2014

To guarantee the safety and quality of children’s toy, protect children’s health and safety, the Standardization Administration of the People’s Republic of China has revised GB 6675-2003 National Safety Technical Code for Toys and documented to GB 6675-2014 Safety of Toys National Standard 1-4 Parts, which were enforced as of January 1, 2016.

Four Mandatory National Standards are Part 1 of Safety of Toys: Basic Norm, Part 2 of Safety of Toys: Mechanical and Physical Properties, Part 3 of Safety of Toys: Flammability and <Part 4 of Safety of Toys: Migration of Specific Elements.

Since the date of enforcement, all toy products enter into Chinese mainland market shall meet the requirement of new Mandatory National Standards, and the old GB 6675-2003 National Safety Technical Code for Toys was invalidated with the enforcement of new Mandatory National Standards.

Measures for the Inspection, Supervision and Administration of Import and Export Toys

Measures for the Inspection, Supervision and Administration of Import and Export Toys was promulgated by the State Administration of Quality Supervision, Inspection and Quarantine on March 2, 2009 and became effective as of September 15, 2009 and was most recently amended by the General Administration of Customs of the PRC on November 23, 2018, which formulates the entry conditions of import and export toys, the inspection of import and export toys, the registration of export toys, and the supervision and legal liability of import and export toys. This measure applies to the enterprises engaged in the production and trade of import and export toys and the inspection and quarantine institutions. This measure is formulated for the purposes of regulating the inspection and supervision of import and export toys, strengthening the administration of import and export toys and protecting the human health and safety of consumers.

MANAGEMENT

Directors and Senior Management

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009.

Name	Age	Position
Xiaodong Chen	53	Chief Executive Officer and Director
Caifan He	48	Chief Financial Officer and Director
Jianyong Cai	59	Chief Technology Officer and Director
Qinyi Fu(1)	35	Independent Director
Jun Ouyang(1)(2)(3)	38	Independent Director
Huibin Shen(3)	48	Independent Director
Can Su(1)(2)	32	Independent Director

(1)	Member of audit committee.

(2)	Member of remuneration committee.

(3)	Member of nomination and governance committee.

Xiaodong Chen has served as chief executive officer of Blue Hat since December 2018, as a member of the board of directors of Blue Hat since its incorporation in June 2018 and as the chairman of the board of directors and general manager of Blue Hat Fujian since August 2015. Mr. Chen is a director of Victory Hat Limited, a shareholder of Blue Hat. From July 1987 to November 1989, Mr. Chen served as an office worker of the Inspection Department of Fuzhou Second People’s Hospital. From December 1989 to June 1995, Mr. Chen served as the manager of Fuzhou Liming Footwear Co., Ltd. From December 1996 to January 2002, Mr. Chen served as a manager of Fuzhou Changdong Trading Co. Ltd. From February 2002 to January 2008, Mr. Chen served as general manager of Huanyu International Co. Ltd. From March 2008 to March 2015, Mr. Chen served as the general manager of Guangzhou Taihao Trading Co., Ltd. From January 2010 to March 2013, Mr. Chen served as the chairman and general manager of Xiamen Blue Hat Culture Communication Ltd. Mr. Chen received his EMBA from Renmin University of China.

Caifan He has served as chief financial officer and a member of the board of directors of Blue Hat since December 2018. Mr. He has served as a director, deputy general manager and financial controller of Blue Hat Fujian since August 2015. Mr. He is a director of Celebrate Hat Limited, a shareholder of Blue Hat. Mr. He served as a middle school teacher in Cangchang Village from July 1994 to December 1996 in Anhua County. From January 1997 to January 2000, Mr. He served as the accountant, accounting supervisor and account manager of Guangzhou Changdong Industrial Co., Ltd. From February 2000 to March 2008, Mr. He served as the finance manager and financial director of Guangzhou Tiandixing Telecommunications Co., Ltd. From March 2008 to January 2012, Mr. He served as the finance manager of Guangzhou Taihao Trading Co., Ltd. From March 2013 to August 2015, Mr. He served as a director and financial controller of Blue Hat (Xiamen) Culture Communication Co., Ltd. Mr. He received a College Diploma in Finance from Hunan University of Finance and Economics.

Jianyong Cai has served as chief technology officer and a member of the board of directors of Blue Hat since December 2018. Mr. Cai has served as a director, deputy general manager and chief engineer of Blue Hat Fujian since January 2010. Mr. Cai taught in the School of Optoelectronics and Information Engineering of Fujian Normal University from August 1983 to June 2002. Since July 2002, Mr. Cai has served as an associate professor at the School of Optoelectronics and Information Engineering at Fujian Normal University, where he mainly works on Data Communication Principles, Communication Network Foundation, Software Engineering and other undergraduate courses as well as Communication Network Theory and Technology, Computer Network Architecture and other postgraduate courses. Mr. Cai received a Bachelor’s Degree in Data Communication Principles, Communication Network Foundation and Software Engineering from University of Science and Technology of China.

Qinyi Fu has served as a member of the board of directors of Blue Hat since December 2018. Mr. Fu served as an auditor of Ernst & Young China Certified Public Accountants from October 2010 to January 2012. Mr. Fu served as a senior auditor of Deloitte China Certified Public Accountants from January 2012 to December 2015. Mr. Fu served as a partner of Ruihua Certified Public Accountants from December 2015 to May 2018. Mr. Fu has served as a partner of Dahua Certified Public Accountants since June 2018. Mr. Fu received a Bachelor’s Degree in International Economics and Trade and a Master’s Degree in International Economics from Xiamen University.

Jun Ouyang has served as a member of the board of directors of Blue Hat since December 2018. Mrs. Ouyang served as a professional teacher in the Department of Economic Management of Zhangzhou City College from August 2009 to August 2016. Mrs. Ouyang has been studying for a Ph.D. in Marketing from Xiamen University since September 2016. Mrs. Ouyang received a Bachelor’s Degree in Computer Science and Engineering from Xi’an University of Finance and Economics and a Master’s Degree in Management Science and Engineering from Fuzhou University.

Huibin Shen has served as a member of the board of directors of Blue Hat since December 2018. Mr. Shen has served as the director of the capital market department of Beijing Jingshi Law Firm (Xiamen) since November 2017. Mr. Shen served as vice director of the capital market department of Beijing Dentons Law Offices, LLP (Xiamen) from March 2009 to November 2017. Mr. Shen is also an arbitrator of the Xiamen Arbitration Commission. Mr. Shen received a Bachelor’s Degree in Law from East China University of Political Science and Law and a Master’s Degree in Civic and Commercial Law from China University of Political Science and Law.

Can Su has served as a member of the board of directors of Blue Hat since December 2018. Mr. Su has served as account manager of Xiamen Rural Commercial Financing Guarantee Co., Ltd. since January 2018. Mr. Su served as account manager of Xiamen Rural Commercial Bank Asset Management Co., Ltd. from December 2015 to December 2017. Mr. Su received a Bachelor’s Degree in Logistics Management from Xiamen University Tan Kah Kee College and an MBA from High Point University.

Family Relationships

Jianyong Cai, our chief technology officer and director, is the brother of Juanjuan Cai, a director and shareholder of Blue Hat Fujian and the wife of Xiaodong Chen, our chief executive officer and director. There are no other family relationships between any of Blue Hat’s executive officers and directors.

Shaohong Chen, the owner of Prosper Hat Limited and Shaohong Holding Limited and a shareholder of Blue Hat Fujian, is the sister of Xiaodong Chen.

Compensation

Employment Agreements, Director Agreements and Indemnification Agreements

In December 2018, we entered into employment agreements with each of Xiaodong Chen, Caifan He and Jianyong Cai, pursuant to which such individuals agreed to serve as our executive officers until December 2023. Such terms will be automatically extended for six-month periods unless the agreements are terminated in accordance with their terms. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 60 days’ advance written notice. Each executive officer may resign at any time upon 60 days’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We have also entered into indemnification agreements with each of our executive officers and directors. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

Compensation of Directors and Executive Officers

For the year ended December 31, 2020, we paid an aggregate of approximately RMB 1,407,504 ($204,057) in cash to our directors and executive officers.

We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our director and executive officers. Our subsidiaries and VIE are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

Equity Awards

We did not grant any equity awards to our executive officers or directors during the fiscal year ended December 31, 2020.

Incentive Compensation

We do not maintain any cash incentive or bonus programs.

2020 Director and Executive Officer Compensation Table

The following table sets forth information regarding the compensation paid to our directors and our executive officers for service on our board of directors or as an executive officer during the year ended December 31, 2020.

Name	Fees Earned in Cash	All Other Compensation	Total
Xiaodong Chen	RMB 663,600 ($96,207)	-	RMB 663,600 ($96,207)
Caifan He	RMB 468,000 ($67,850)	-	RMB 468,000 ($67,850)
Qinyi Fu	$10,000 (RMB 68,976)	-	$10,000 (RMB 68,976)
Jun Ouyang	$10,000 (RMB 68,976)	-	$10,000 (RMB 68,976)
Huibin Shen	$10,000 (RMB 68,976)	-	$10,000 (RMB 68,976)
Can Su	$10,000 (RMB 68,976)	-	$10,000 (RMB 68,976)

During the year ended December 31, 2020, Jianyong Cai did not receive any compensation.

Board practices

Board of Directors

Duties of Directors

Under Cayman Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Under Cayman Islands law, all of our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended from time to time. Our company has the right to seek damages if a duty owed by any of our directors is breached. You should refer to “Description of Share Capital and Governing Documents - Comparison of Cayman Islands Corporate Law and U.S. Corporate Law” for additional information on the standard of corporate governance under Cayman Islands law.

Composition of our Board of Directors

Our board of directors currently consists of seven directors. Our board of directors has determined that each of Qinyi Fu, Jun Ouyang, Huibin Shen and Can Su is an “independent director” as defined under the Nasdaq rules. Our board of directors is composed of a majority of independent directors. Pursuant to our amended and restated memorandum and articles of association, each director will serve until his successor is duly elected or appointed or his earlier resignation or removal.

Committees of our Board of Directors

Our board of directors has established an audit committee, a remuneration committee and a nomination and governance committee, which have the responsibilities and authority necessary to comply with applicable Nasdaq rules. The audit committee is comprised of Qinyi Fu, Jun Ouyang, and Can Su. The remuneration committee is comprised of Jun Ouyang and Can Su. The nomination and governance committee is comprised of Jun Ouyang and Huibin Shen.

Audit Committee

Qinyi Fu, Jun Ouyang and Can Su serve as members of the audit committee. Qinyi Fu serves as the chair of the audit committee. All of the audit committee members satisfy the independence requirements of the Nasdaq rules and the independence standards of Rule 10A-3 under the Exchange Act. Our board of directors has determined that Qinyi Fu possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC and Nasdaq. The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Remuneration Committee

Jun Ouyang and Can Su serve as members of the remuneration committee. Jun Ouyang serves as the chair of the remuneration committee. All of our remuneration committee members satisfy the independence requirements of the Nasdaq rules and the independence standards of Rule 10A-3 under the Exchange Act. The remuneration committee is responsible for overseeing and making recommendations to our board of our directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nomination and Governance Committee

Jun Ouyang and Huibin Shen serve as members of the nomination and governance committee. Jun Ouyang serves as the chair of the nomination and governance committee. All of the nomination and governance committee members satisfy the independence requirements of the Nasdaq rules and the independence standards of Rule 10A-3 under the Exchange Act. The nomination and governance committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and for reviewing our corporate governance policies.

Employees

As of December 31, 2020, we had 111 employees, all of which were full-time employees located in China.

We have also engaged, and may continue to engage, subcontractors to assist us with our manufacturing. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have never experienced any employment related work stoppages, and we consider our relations with our employees to be good.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of April 15, 2021 for:

●	each beneficial owner of 5% or more of our outstanding ordinary shares;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of options that are immediately exercisable or exercisable within 60 days of the date of this prospectus. Percentage ownership calculations are based on 47,127,200 ordinary shares outstanding as of April 15, 2021.

Except as otherwise indicated, all of the shares reflected in the table are ordinary shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Except as otherwise indicated in the table below, addresses of our directors, executive officers and named beneficial owners are in care of Blue Hat Interactive Entertainment Technology, 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009, and our telephone number is 86-592-228-0081.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Shareholders:
Victory Hat Limited(1)	13,089,153	27.774%
Prosper Hat Limited(2)	6,373,227	13.523%
Shaohong Holding Limited(3)	1,332,659	2.828%
Directors and Executive Officers:
Xiaodong Chen(4)	13,089,153	27.774%
Caifan He(5)	1,004,950	2.132%
Jianyong Cai	-	-
Qinyi Fu	-	-
Jun Ouyang	-	-
Huibin Shen	-	-
Can Su	-	-
All current directors and executive officers as a group (7 persons)	14,094,103	29.906%

*	Less than 1%

(1)	The registered address of Victory Hat Limited, a British Virgin Islands company, is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Xiaodong Chen, our chief executive officer and director, is the owner of Victory Hat Limited and holds the voting and dispositive power over the ordinary shares held by Victory Hat Limited.

(2)	The registered address of Prosper Hat Limited, a British Virgin Islands company, is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Shaohong Chen is the owner of Prosper Hat Limited and holds the voting and dispositive power over the ordinary shares held by Prosper Hat Limited.

(3)	The registered address of Shaohong Holding Limited, a British Virgin Islands company, is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Shaohong Chen is the owner of Shaohong Holding Limited and holds the voting and dispositive power over the ordinary shares held by Shaohong Holding Limited. Shaohong Chen is a shareholder of Blue Hat Fujian and is the sister of Xiaodong Chen.

(4)	Includes the 13,089,153 ordinary shares held by Victory Hat Limited and the 945,531 ordinary shares held by Beautiful Scenery Limited, a British Virgin Islands company, with a registered address at Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Juanjuan Cai, a director and shareholder of Blue Hat Fujian and the wife of Xiaodong Chen, is the owner of Beautiful Scenery Limited. Juanjuan Cai holds the voting and dispositive power over the ordinary shares held by Beautiful Scenery Limited.

(5)	Represents the 1,004,950 ordinary shares held by Celebrate Hat Limited, a British Virgin Islands company with a registered address at Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Caifan He is the owner of Celebrate Hat Limited and holds the voting and dispositive power over the ordinary shares held by Celebrate Hat Limited.

RELATED PARTY TRANSACTIONS

During the last three years, we have engaged in the following transactions with our directors, executive officers or holders of more than 5% of our outstanding share capital and their affiliates, which we refer to as our related parties:

As of December 31, 2020, December 31, 2019 and December 31, 2018, we owed $25,837, $21,341, and $62,368, respectively, to Xiaodong Chen, our chief executive officer, director and a shareholder of Blue Hat Fujian, as a result of a loan from Xiaodong Chen who paid for certain leases on our behalf. These loans are unwritten, interest free and due on demand. These amounts are included in the consolidated financial statements as related party payables. See Note 12 of the notes to the consolidated financial statements included elsewhere in this annual report. As of December 31, 2020, Fujian Zhongqing Shoulashou Educational Technical Ltd owned $1.9 million, which was included in the consolidated financial statement as account receivables- related party. See Note 15 of the note to the consolidated financial statements included elsewhere in this annual report.

Xiaodong Chen and Juanjuan Cai, a director and shareholder of Blue Hat Fujian and the wife of Xiaodong Chen, were, and are, guarantors of certain of our short-term loans.

Jianyong Cai, our chief technology officer and director, is the brother of Juanjuan Cai, the wife of Xiaodong Chen.

Shaohong Chen, the owner of Prosper Hat Limited and Shaohong Holding Limited and a shareholder of Blue Hat Fujian, is the sister of Xiaodong Chen.

Contractual Arrangements with our VIE and its Shareholders

See “Item 4. Information on the Company—A. History and Development of the Company.”

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee which is tasked with review and approval of all related party transactions.

Employment Agreements, Director Agreements and Indemnification Agreements

In December 2018, we entered into employment agreements with each of our executive officers pursuant to which such individuals agreed to serve as our executive officers.

We have also entered into indemnification agreements with each of our executive officers and directors. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

General

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by:

●	Memorandum and Articles of Association;

●	The Companies Law (2020 Revision) (as amended) of the Caymans Islands, which is referred to as the Companies Law below; and

●	Common law of the Cayman Islands.

The following is a summary of our capital stock and certain provisions of our amended and restated memorandum and articles of association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, our bylaws and applicable provisions of the laws of the Cayman Islands.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC.

The authorized share capital of the Company is $100,000 divided into 100,000,000 ordinary shares of $0.001 par value each with power for the Company, subject to the provisions of the Companies Law (as revised) and the Articles of Association. As of the date of this prospectus, there are 47,127,200 ordinary shares issued and outstanding.

Issuance of Shares and Changes to Capital

Our board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in our capital without the approval of our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Law. We will not issue bearer shares.

We may, subject to the provisions of the Companies Law, our post-offering memorandum and articles of association, the SEC and Nasdaq, from time to time by shareholders resolution passed by a simple majority of the voting rights entitled to vote at a general meeting: increase our capital by such sum, to be divided into shares of such amounts, as the relevant resolution shall prescribe; consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination; sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed pursuant to our post-offering memorandum and articles of association; and cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled.

We may also, subject to the provisions of the Companies Law, our post-offering memorandum and articles of association, the SEC and Nasdaq: issue shares on terms that they are to be redeemed or are liable to be redeemed; purchase our own shares (including any redeemable shares); and make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Law, including out of our capital.

DESCRIPTION OF ORDINARY SHARES

Voting and Meetings

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid. Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per share.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call annual general meetings; however, our Amended and Restated Memorandum and Articles of Association provide that in each year we will hold an annual general meeting of shareholders at a time determined by our board of directors. Also, we may, but are not required to (unless required by the Law), in each year hold any other extraordinary general meeting.

The Companies Law of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our Amended and Restated Memorandum and Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to attend and vote (with regards to an annual general meeting), and the holders of 95% in par value of the shares entitled to attend and vote (with regard to an extraordinary general meeting), that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the statutory minimum convening notice period for a general meeting of shareholders.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of our issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our Amended and Restated Memorandum and Articles of Association.

Our Amended and Restated Memorandum and Articles of Association provide that the affirmative vote of no less than two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our Amended and Restated Memorandum and Articles of Association that relate to or have an impact upon the procedures regarding the election, appointment, removal of directors and size of the board.

Dividends

Subject to the Companies Law, our shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at the general meeting, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be paid in proportion to the number of ordinary shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

In addition, our board of directors may resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the our share premium account or capital redemption reserve; appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other; resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend; make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions; and authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

Transfers of Shares

Subject to any applicable restrictions set forth in our Amended and Restated Memorandum and Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or common form or in the form prescribed by Nasdaq or in any other form which our board of directors may approve. Our board of directors may, in its absolute discretion, refuse to register a transfer of any common share that is not a fully paid up share to a person of whom it does not approve, or any common share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any common share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any registered common share unless: a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof; the instrument of transfer is in respect of only one class of shares; the ordinary shares transferred are fully paid and free of any lien; the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept, accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuses to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Law, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Anti-Takeover Provisions

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Inspection of Books and Records

Holders of ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our board of directors may determine from time to time whether our accounting records and books shall be open to the inspection of our shareholders not members of our board of directors. Notwithstanding the above, our Amended and Restated Memorandum and Articles of Association provide our shareholders with the right to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes: the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member; the date on which the name of any person was entered on the register as a member; and the date on which any person ceased to be a member.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. An exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Preferred Shares

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

The Cayman Islands Companies Law is modeled after the corporate legislation of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States (particularly Delaware) and their shareholders.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Core duties are:

●  a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);

●  a duty not to personally profit from opportunities that arise from the office of director;

●  a duty of trusteeship of the company’s assets;

●  a duty not to put himself in a position where the structures of a company conflict of his or her personal interest on his or her duty to a third party to avoid conflicts of interest; and

●  a duty to exercise powers for the purpose for which such powers were conferred.

A director of a Cayman Islands company also owes the company a duty to act with skill, care and diligence. A director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Companies Law of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.	Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Law of the Cayman Islands requires that a special resolution be passed by a super majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	The Companies Law of the Cayman Islands defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.	Cayman Islands Companies Law provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.
Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the new rules, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●  the statutory provisions as to the required majority vote have been met;

●  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●  a company acts or proposes to act illegally or ultra vires;

●  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●  those who control the company are perpetrating a “fraud on the minority.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the register of mortgages or charges) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Companies Law of the Cayman Islands does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Companies Law of the Cayman Islands allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Law of the Cayman Islands does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Transfer Agent and Registrar of Shares

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Rule 144

In general, persons who have beneficially owned restricted ordinary shares for at least six months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three-month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of ordinary shares then outstanding; or

●	the average weekly trading volume of our ordinary shares in the form of ordinary shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six-month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank loans outstanding. Although interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash (including restricted cash and certificate deposits). As of December 31, 2020, 2019 and 2018, $15,800,498, $15,478,337and $11,828,316 were deposited with financial institutions located in the PRC, respectively. These balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company is also exposed to risk from its accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

Our functional currency is the RMB, and our financial statements are presented in U.S. dollars. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against the U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollars for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, almost all of our consolidated revenues and consolidated costs and expenses are denominated in RMB. All of our assets are denominated in RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and RMB. If the RMB depreciates against the U.S. dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Customer Concentration Risk

For the year ended December 31, 2020, one customer under the same ownership accounted for 10.4% of the Company’s total revenues. For the year ended December 31, 2019, two customers under the same ownership accounted for 12.1% of the Company’s total revenues. For the year ended December 31, 2018, two customers accounted for 10.8% of the Company’s total revenues.

As of December 31, 2020, one customer under the same ownership accounted for 8.3% of the total balance of accounts receivable. As of December 31, 2019, two customers under the same ownership accounted for 15.1% of the total balance of accounts receivable. For the year ended December 31, 2018, two customers accounted for 10.8% of the total balance of account receivable.

Vendor Concentration Risk

For the year ended December 31, 2020, two vendors accounted for 26.48% and 25.32% of the Company’s total purchases. For the year ended December 31, 2019, two vendors accounted for 54.84% and 31.53% of the Company’s total purchases. For the year ended December 31, 2018, two vendors accounted for 49.2% and 43.6% of the Company’s total purchases.

As of December 31, 2020, one vendor accounted for 30.7% of the total balance of accounts payable. As of December 31, 2019, one vendor accounted for 14% of the total balance of accounts payable. For the year ended December 31, 2018, two vendors accounted for 62.4% and 17.1% of the total balance of account payable.

MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our ordinary shares pursuant to this offering and hold such ordinary shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities or governmental organizations, retirement plans, regulated investment companies, real estate investment trusts, grantor trusts, brokers, dealers or traders in securities, commodities, currencies or notional principal contracts, certain former citizens or long-term residents of the United States, persons who hold our ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our ordinary shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares who is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax consequences relating to an investment in such ordinary shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our ordinary shares.

Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our ordinary shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income is “passive income”, or the PFIC income test, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, or the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares , and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our ordinary shares. If the election is made, the U.S. Holder will be deemed to sell our ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares if a valid “mark-to-market” election is made by the U.S. Holder for our ordinary shares. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of our ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ordinary shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our ordinary shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the ordinary shares.

Except for stamp duties which may be applicable on instruments executed in or brought within the jurisdiction of the Cayman Islands, no stamp duty, capital duty, registration or other issue or documentary taxes are payable in the Cayman Islands on the creation, issuance or delivery of the ordinary shares. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. There are currently no Cayman Islands’ taxes or duties of any nature on gains realized on a sale, exchange, conversion, transfer or redemption of the ordinary shares. Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax as the Cayman Islands currently have no form of income or corporation taxes.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Distributions

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received’’ deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation’’ to certain non-corporate U.S. Holders may be are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Consequences’’), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on ordinary shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,’’ a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed as ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ordinary shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our ordinary shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our ordinary shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Cayman Taxation

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any ordinary shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, we have obtained an undertaking from the Governor of the Cayman Islands that no law enacted in the Cayman Islands during the period of 30 years November 16, 2018 imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and no such tax or any tax in the nature of estate duty or inheritance tax shall be payable (directly or by way of withholding) on the ordinary shares, debentures or other obligations of ours.

PRC

Under the Enterprise Income Tax Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with “de facto management body” within China is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder and the number of ordinary shares that each selling shareholder may offer from time to time pursuant to this prospectus. The ordinary shares that may be offered by the selling shareholders hereunder may be acquired by the selling shareholders upon the exercise by the selling shareholders of the warrants that are held by the selling shareholders. The ordinary shares that may be offered by the selling shareholders hereunder consist of (i) 3,580,000 ordinary shares issuable upon the exercise of the warrants that were issued to certain of the selling shareholders on February 3, 2021 (ii) 358,000 ordinary shares issuable upon the exercise of the placements agent warrants issued to the placement agent on February 3, 2021. Except as otherwise indicated, we believe that each of the beneficial owners and selling shareholders listed below has sole voting and investment power with respect to such ordinary shares, subject to community property laws, where applicable.

Except as noted in the table below, none of the selling shareholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our or our affiliates’ officers or directors. Each of the selling shareholders has acquired the warrants (and the ordinary shares issuable upon the exercise thereof) in the ordinary course of business and, at the time of acquisition of the warrants, none of the selling shareholders was a party to any agreement or understanding, directly or indirectly, with any person to distribute the shares of ordinary shares to be resold by such selling shareholders under the registration statement of which this prospectus forms a part.

Because a selling shareholder may sell all, some or none of the ordinary shares that it holds that are covered by this prospectus, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of ordinary shares that will be held by a selling shareholder upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of ordinary shares is based upon the assumption that the selling shareholders will sell all of the ordinary shares covered by this prospectus.

In accordance with the rules and regulations of the SEC, in computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, shares issuable through the exercise of any option, warrant or right, through conversion of any security held by that person that are currently exercisable or that are exercisable within sixty (60) days are included. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering		Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares of Owned After Offering(7)
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (1)	2,233,104	(4)	1,790,000	443,104
Hudson Bay Master Fund Ltd. (2)	2,207,552	(5)	1,790,000	417,552
Jian Ke (3)	929,380	(6)	358,000	571,380	(6)

(1)	Under the terms of the warrants, the holder does not have the right to exercise the warrants to the extent that after giving effect to such exercise, the holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of the Maximum Percentage. However, by sixty-one (61) days’ prior notice to us the holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99%. The numbers in the second column reflect these limitations. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880. Mr. Khatri is not affiliated with any FINRA members. This selling shareholder acquired the securities in the ordinary course of business, and at the time of the purchase of the securities to be resold, the seller had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(2)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. Mr. Gerber is not affiliated with any FINRA members. Under the terms of the warrants, the holder does not have the right to exercise the Warrants to the extent that after giving effect to such exercise, the holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of the Maximum Percentage, which is set at 9.99%. Hudson Bay Capital Management LP’s address is: C/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(3)	Mr. Ke is the President of FT Global Capital, Inc. (Member FINRA/SIPC), 5 Concourse Parkway, Suite 3000, Atlanta, GA, 30328.

(4)	Includes 51,104 shares underlying convertible notes, based on a conversion price of $0.9784 as of March 10, 2021 and 392,000 shares underlying warrants issued on July 15, 2020.

(5)	Includes 25,552 shares underlying convertible notes, based on a conversion price of $0.9784 as of March 10, 2021 and 392,000 shares underlying the warrants issued on July 15, 2020.

(6)	Includes 50,000 restricted shares of the Company owned by FirsTrust Group, Inc and 521,380 shares underlying warrants issued in connection with a private placement of Senior Secured Notes due October 30, 2021. As the principal of this entity, Mr. Ke may be deemed to have beneficial ownership.

(7)	Assumes only the shares underlying the warrants issued on February 3, 2021, the sale of which are registered in this prospectus, are sold.

PLAN OF DISTRIBUTION

The selling shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each selling stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each selling stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and are informing the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred by the Company in connection with the sale of ordinary shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$455.41
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Transfer agent and registrar fee and expenses
Miscellaneous
Total

*	Other fees not capable of estimation at this time.

LEGAL MATTERS

We are being represented by Pryor Cashman LLP with respect to certain legal matters of U.S. federal securities. The validity of our shares underlying our ordinary shares and certain other matters of Cayman Islands law will be passed upon for us by Campbells.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2020 incorporated by reference into this prospectus have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, incorporated by reference into this prospectus and given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements as of and for the year ended December 31, 2019 incorporated by reference into this prospectus have been so incorporated in reliance on the report of JLKZ CPA LLP, an independent registered public accounting firm, incorporated by reference into this prospectus and given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Campbells, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Campbells that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that: (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations, (c) the judgment was final and conclusive and for a liquidated sum, (d) the judgment was not obtained by fraud, and (e) the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

PRC

We have been advised by Dentons, our counsel as to PRC law, that the United States and the PRC do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the PRC. This uncertainty relates to whether such a judgment would be determined by the courts of the PRC to be penal or punitive in nature.

We have also been advised by Dentons that, according to Civil Procedural Law of the People’s Republic of China, where a judgment or ruling made by a foreign court which has come into legal effect requires ratification and enforcement by a People’s Court of the People’s Republic of China, the parties concerned may submit an application directly to an intermediate People’s Court of the People’s Republic of China which has jurisdiction for ratification and enforcement, or the foreign court may, pursuant to the provisions of the international treaty concluded or participated by the country and the People’s Republic of China or in accordance with the principle of reciprocity, request for ratification and enforcement by the People’s Court. For a judgment or ruling made by a foreign court which has come into legal effect for which ratification and enforcement is applied or requested, where a People’s Court concludes, upon examination pursuant to the international treaty concluded or participated by the People’s Republic of China or in accordance with the principle of reciprocity, that the basic principle of the laws of the People’s Republic of China or the sovereignty, security or public interest of the People’s Republic of China is not violated, the People’s Court shall rule on ratification of the validity; where there is a need for enforcement, an enforcement order shall be issued and enforced pursuant to the relevant provisions of this Law. Where the People’s Court deemed that the basic principle of the laws of the People’s Republic of China or the sovereignty, security or public interest of the People’s Republic of China is violated, the judgment or ruling made by the foreign court shall not be ratified and enforced.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. Upon the effectiveness of the registration statement of which this prospectus forms a part, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, through our internet website at www.bluehatgroup.com. Such documents are available as soon as reasonably practicable after electronic filing or furnishing of the material with the SEC. The information on our website is not incorporated by reference in this prospectus.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a website at http://www.bluehatgroup.net. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 13, 2021;

(2)	our Current Reports on Form 6-K, filed with the Commission on January 22, 2021, January 28, 2021, February 1, 2021, February 4, 2021 and April 7, 2021; and

(3)	The description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A (File No. 001-39001) filed with the Commission on July 24, 2019, including any amendment and report subsequently filed for the purpose of updating that description; and

(4)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (1) above.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write to ir@bluehatgroup.net or telephone us at + 86-592-228-0081.

3,938,000 Ordinary Shares underlying Warrants

Blue Hat Interactive Entertainment Technology

3,938,000 Ordinary Shares underlying Warrants

PROSPECTUS

     , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our amended and restated memorandum and articles of association empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

We have also obtained directors and officer liability insurance coverage that cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding share capital issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

In connection with our incorporation, we issued an aggregate of 20,000,000 ordinary shares to certain investors for an aggregate of $20,000 in June 2018 and an aggregate of 13,000,000 ordinary shares to certain investors for an aggregate of $13,000 in October 2018. On February 3, 2021, we sold warrants to purchase up to 3,580,000 Ordinary Shares in a private placement, for gross proceeds of $7,589,600.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 of Amendment No. 2 to our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 25, 2019)
3.2	Shareholders Resolution dated August 31, 2020 increasing the authorized share capital (incorporated by reference to Exhibit 3.2 of our Registration Statement of Form F-3 (File No. 333-249056) filed with the Securities and Exchange Commission on September 25, 2020)
4.1	Specimen certificate evidencing ordinary shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
5.1*	Opinion of Campbells
10.1	Unofficial English Translation of Exclusive Business Cooperation Agreement, dated as of November 13, 2018, between Xiamen Duwei Consulting Management Co., Ltd. and Fujian Blue Hat Interactive Entertainment Technology Ltd. (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.2	Unofficial English Translation of Call Option Agreements, dated as of November 13, 2018, among the shareholders of Fujian Blue Hat Interactive Entertainment Technology Ltd., Fujian Blue Hat Interactive Entertainment Technology Ltd., and Xiamen Duwei Consulting Management Co., Ltd. (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.3	Unofficial English Translation of Equity Pledge Agreement, dated as of November 13, 2018, among the shareholders of Fujian Blue Hat Interactive Entertainment Technology Ltd., Fujian Blue Hat Interactive Entertainment Technology Ltd. and Xiamen Duwei Consulting Management Co., Ltd. (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.4	Unofficial English Translation of Shareholders’ Powers of Attorney, dated as of November 13, 2018 (incorporated by reference to Exhibit 10.4 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.5	Unofficial English Translation of Irrevocable Commitment Letters, dated as of November 13, 2018 (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.6	Form of Indemnification Agreement between the registrant and its officers and directors (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.7	Form of Indemnification Escrow Agreement (incorporated by reference to Exhibit 10.7 of Amendment No. 1 to our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 18, 2019)
10.8	Form of Director Agreement between the registrant and its directors (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.9	Form of Independent Director Agreement between the registrant and its directors (incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.10	Form of Employment Agreement between the registrant and its directors (incorporated by reference to Exhibit 10.10 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)

10.11	Unofficial English Translation of Customer Agreement between Fujian Blue Hat Interactive Entertainment Technology Ltd. and Fujian Wei Ya Culture Communication Co., Ltd., dated as of July 6, 2017 (incorporated by reference to Exhibit 10.11 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.12	Unofficial English Translation of Customer Agreement between Fujian Blue Hat Interactive Entertainment Technology Ltd. and Dongguan Hou Jie Sheng Ping Toy Factory, dated as of June 8, 2017 (incorporated by reference to Exhibit 10.12 of our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 4, 2019)
10.22	Blue Hat Interactive Entertainment Technology 2020 Equity Incentive Plan, dated November 3, 2020 (incorporated by reference to Exhibit 99.1 of our Form 6-K (File No. 001-39001) filed with the Securities and Exchange Commission on November 16, 2020)
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.1 of Amendment No. 1 to our Registration Statement on Form F-1 (File No. 333-230051) filed with the Securities and Exchange Commission on March 18, 2019)
16.1	Letter of JLKZ CPA LLP dated January 22, 2021, regarding change in independent registered public accounting firm (incorporated by reference to Exhibit 16.1 of our Form 6-K (File No. 001-39001) filed with the Securities and Exchange Commission on January 22, 2021)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of our Annual Report on Form 20-F (File No. 001-39001) filed with the Securities and Exchange Commission on April 13, 2021)
23.1*	Consent of Audit Alliance LLP, an independent registered public accounting firm
23.2*	Consent of JLKZ CPA LLP, an independent registered public accounting firm
23.3*	Consent of Campbells (included in Exhibit 5.1)

*	Previously filed as an exhibit under the same exhibit sequence number to the registration statement on Form F-1 (File No. 333-255391) filed with the Securities and Exchange Commission on April 21, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Xiamen, China, on April 28, 2021.

Blue Hat Interactive Entertainment Technology

By:	/s/ Xiaodong Chen
Name: Xiaodong Chen
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaodong Chen	Chief Executive Officer and Director	April 28, 2021
Xiaodong Chen	(Principal Executive Officer)

/s/ Caifan He	Chief Financial Officer and Director	April 28, 2021
Caifan He	(Principal Financial and Accounting Officer)

/s/ Jianyong Cai	Chief Technology Officer and Director	April 28, 2021
Jianyong Cai

/s/ Qinyi Fu	Director	April 28, 2021
Qinyi Fu

/s/ Jun Ouyang	Director	April 28, 2021
Jun Ouyang

/s/ Huibin Shen	Director	April 28, 2021
Huibin Shen

/s/ Can Su	Director	April 28, 2021
Can Su

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Blue Hat Interactive Entertainment Technology has signed this registration statement or amendment thereto in New York, New York on April 28, 2021.

Pryor Cashman LLP

By:	/s/ Elizabeth F. Chen
Name: Elizabeth F. Chen
Title: Partner